                                                                    EXHIBIT 10.1


      Confidential Treatment Requested by Cash America International, Inc. Confidential Portions of this document have been redacted and filed separately with the Securities and Exchange Commission.


================================================================================

                   FIRST AMENDED AND RESTATED CREDIT AGREEMENT

                                      AMONG

                        CASH AMERICA INTERNATIONAL, INC.,
                                AS THE BORROWER,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                     AS ADMINISTRATIVE AGENT, AN L/C ISSUER
                                       AND
                               SWING LINE LENDER,

                            JPMORGAN CHASE BANK, N.A.
                              AS SYNDICATION AGENT

                                       AND

                        U. S. BANK NATIONAL ASSOCIATION,
        KEYBANK NATIONAL ASSOCIATION AND UNION BANK OF CALIFORNIA, N.A.,
                           AS CO-DOCUMENTATION AGENTS

                                       AND

                         THE OTHER LENDERS PARTY HERETO

                          Dated as of February 24, 2005

================================================================================

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                    as Co-Lead Arranger and Joint Book Runner

                          J. P. MORGAN SECURITIES INC.,
                    as Co-Lead Arranger and Joint Book Runner

[**Confidential Treatment Requested] indicates that portions of this document have been deleted and have been separately filed with the Securities and Exchange Commission.

                                TABLE OF CONTENTS

Section                                                                                                           Page
-------                                                                                                           ----
ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS

   1.01           Defined Terms..................................................................................   1
   1.02           Other Interpretive Provisions..................................................................  24
   1.03           Accounting Terms...............................................................................  24
   1.04           Rounding.......................................................................................  24
   1.05           References to Agreements and Laws..............................................................  24

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS

   2.01           Revolving Loans................................................................................  25
   2.02           Borrowings, Conversions and Continuations of Loans.............................................  25
   2.03           Letters of Credit..............................................................................  26
   2.04           Swing Line Loans...............................................................................  34
   2.05           Prepayments....................................................................................  36
   2.06           Reduction or Termination of Revolving Commitments..............................................  37
   2.07           Repayment of Loans.............................................................................  38
   2.08           Interest.......................................................................................  38
   2.09           Fees...........................................................................................  38
   2.10           Computation of Interest and Fees...............................................................  39
   2.11           Evidence of Debt...............................................................................  39
   2.12           Payments Generally.............................................................................  40
   2.13           Sharing of Payments............................................................................  41

ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY

   3.01           Taxes..........................................................................................  42
   3.02           Illegality.....................................................................................  44
   3.03           Inability to Determine Rates...................................................................  44
   3.04           Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.........  44
   3.05           Funding Losses.................................................................................  45
   3.06           Matters Applicable to all Requests for Compensation............................................  46
   3.07           Survival.......................................................................................  46

ARTICLE IV. CONDITIONS PRECEDENT TO Credit Extensions

   4.01           Conditions of Initial Credit Extension.........................................................  46
   4.02           Conditions to all Credit Extensions and Conversions and Continuations..........................  48

ARTICLE V. REPRESENTATIONS AND WARRANTIES

   5.01           Existence, Qualification and Power; Compliance with Laws.......................................  48
   5.02           Authorization; No Contravention................................................................  49
   5.03           Governmental Authorization.....................................................................  49
   5.04           Binding Effect.................................................................................  49
   5.05           Financial Statements; No Material Adverse Effect...............................................  49

   5.06           Litigation.....................................................................................  49
   5.07           No Default.....................................................................................  50
   5.08           Ownership of Property; Liens...................................................................  50
   5.09           Environmental Compliance.......................................................................  50
   5.10           Insurance......................................................................................  50
   5.11           Taxes..........................................................................................  50
   5.12           ERISA Compliance...............................................................................  50
   5.13           Subsidiaries...................................................................................  51
   5.14           Margin Regulations; Investment Company Act; Public Utility Holding Company Act.................  51
   5.15           No Financing of Corporate Takeovers............................................................  51
   5.16           Insider........................................................................................  51
   5.17           Disclosure.....................................................................................  52
   5.18           Intellectual Property; Licenses, Etc...........................................................  52
   5.19           Businesses.....................................................................................  52
   5.20           Common Enterprise..............................................................................  52
   5.21           Solvent........................................................................................  52

ARTICLE VI. AFFIRMATIVE COVENANTS

   6.01           Financial Statements...........................................................................  53
   6.02           Certificates; Other Information................................................................  53
   6.03           Notices........................................................................................  55
   6.04           Payment of Obligations.........................................................................  55
   6.05           Preservation of Existence, Etc.................................................................  55
   6.06           Maintenance of Properties......................................................................  56
   6.07           Maintenance of Insurance.......................................................................  56
   6.08           Compliance with Laws...........................................................................  56
   6.09           Books and Records..............................................................................  56
   6.10           Inspection Rights..............................................................................  56
   6.11           Compliance with ERISA..........................................................................  57
   6.12           Use of Proceeds................................................................................  57
   6.13           Further Assurances.............................................................................  57
   6.14           Notice of Formation of Subsidiary..............................................................  57
   6.15           New Domestic Subsidiaries......................................................................  57
   6.16           Opinions Regarding Obligations of Guarantors...................................................  57
   6.17           Interest Rate Protection.......................................................................  58

ARTICLE VII. NEGATIVE COVENANTS

   7.01           Liens..........................................................................................  58
   7.02           Indebtedness...................................................................................  58
   7.03           Investments....................................................................................  60
   7.04           Fundamental Changes............................................................................  61
   7.05           Dispositions...................................................................................  61
   7.06           Restricted Payments............................................................................  62
   7.07           ERISA..........................................................................................  62
   7.08           Change in Nature of Business...................................................................  62
   7.09           Transactions with Affiliates...................................................................  63

   7.10           Burdensome Agreements..........................................................................  63
   7.11           Use of Proceeds................................................................................  63
   7.12           Amendment of Organization Documents and Fiscal Year............................................  63
   7.13           Amendment of Subordinated Debt.................................................................  63
   7.14           Sale and Leaseback.............................................................................  63
   7.15           Alteration of Material Agreements..............................................................  64
   7.16           Strict Compliance..............................................................................  64
   7.17           Guaranties.....................................................................................  64
   7.18           Financial Covenants............................................................................  64

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES

   8.01           Events of Default..............................................................................  64
   8.02           Remedies Upon Event of Default.................................................................  66
   8.03           Application of Proceeds........................................................................  67

ARTICLE IX. ADMINISTRATIVE AGENT

   9.01           Appointment and Authorization of Administrative Agent..........................................  68
   9.02           Delegation of Duties...........................................................................  68
   9.03           Liability of Administrative Agent..............................................................  69
   9.04           Reliance by Administrative Agent...............................................................  69
   9.05           Notice of Default..............................................................................  70
   9.06           Credit Decision; Disclosure of Information by Administrative Agent.............................  70
   9.07           INDEMNIFICATION OF ADMINISTRATIVE AGENT........................................................  70
   9.08           Administrative Agent in its Individual Capacity................................................  71
   9.09           Successor Administrative Agent.................................................................  71
   9.10           Guaranty Matters...............................................................................  72
   9.11           Administrative Agent May File Proofs of Claim..................................................  72
   9.12           Related Obligations............................................................................  73
   9.13           Other Agents; Arrangers and Managers...........................................................  74

ARTICLE X. MISCELLANEOUS

   10.01          Amendments, Etc................................................................................  74
   10.02          Notices and Other Communications; Facsimile Copies.............................................  75
   10.03          No Waiver; Cumulative Remedies.................................................................  77
   10.04          Attorney Costs, Expenses and Taxes.............................................................  77
   10.05          INDEMNIFICATION BY THE BORROWER................................................................  77
   10.06          Payments Set Aside.............................................................................  79
   10.07          Successors and Assigns.........................................................................  79
   10.08          Confidentiality................................................................................  82
   10.09          Set-off........................................................................................  83
   10.10          Interest Rate Limitation.......................................................................  83
   10.11          Counterparts...................................................................................  83
   10.12          Integration....................................................................................  84
   10.13          Survival of Representations and Warranties.....................................................  84
   10.14          Severability...................................................................................  84
   10.15          Foreign Lenders................................................................................  84
   10.16          Removal and Replacement of Lenders.............................................................  85

   10.17          Exceptions to Covenants........................................................................  86
   10.18          Governing Law..................................................................................  86
   10.19          Waiver of Right to Trial by Jury...............................................................  86
   10.20          USA Patriot Act Notice.........................................................................  87
   10.21          Amendment, Restatement, Extension, Renewal and Increase........................................  87
   10.22          Entire Agreement...............................................................................  87

SIGNATURES.......................................................................................................  S-1

SCHEDULES

1.01        Subsidiary Groups (for Definitions)
2.01        Revolving Commitments and Pro Rata Shares
2.03        Existing Letters of Credit
5.13        Subsidiaries and Other Equity Investments
7.03(j)     Existing Investments
10.02       Eurodollar and Domestic Lending Offices, Addresses for Notices

EXHIBITS

               FORM OF
A        Assignment and Acceptance
B        Compliance Certificate
C        Guaranty
D        Revolving Loan Note
E        Revolving Loan Notice
F        Swing Line Note
G        Swing Line Loan Notice
H        Officer's Certificate

                   FIRST AMENDED AND RESTATED CREDIT AGREEMENT

      This FIRST AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement") is entered into as of February 24, 2005, among CASH AMERICA INTERNATIONAL, INC., a Texas corporation (the "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, an L/C Issuer and Swing Line Lender, JPMORGAN CHASE BANK, N.A., as Syndication Agent, and U. S. BANK NATIONAL ASSOCIATION, KEYBANK NATIONAL ASSOCIATION and UNION BANK OF CALIFORNIA, N.A., as Co-Documentation Agents.

      The Borrower, various financial institutions and Wells Fargo Bank, National Association, as the administrative agent, are parties to that certain Credit Agreement, dated as of August 14, 2002, as heretofore amended, modified, and supplemented from time to time (the "Existing Credit Agreement").

      The parties hereto have agreed, subject to the terms hereof, to amend and restate the Existing Credit Agreement so as to, among other things, (a) increase the amount of the revolving credit facility to $250,000,000, (b) amend the pricing, certain covenants and various other provisions of the Existing Credit Agreement and (c) revise the composition of the lender group.

      In consideration of the mutual covenants and agreements herein contained, the Existing Credit Agreement is amended and restated in its entirety and the parties hereto covenant and agree as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

      1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

      "Accounting Firm" has the meaning specified in Section 6.01(b) hereof.

      "Acquisition" means the acquisition by any Person of (a) a majority of the Capital Stock of another Person, (b) all or substantially all of the assets of another Person or (c) all or substantially all of a line of business of another Person, in each case whether or not involving a merger or consolidation with such other Person.

      "Acquisition Consideration" means the consideration given by the Borrower or any of its Subsidiaries for an Acquisition, including but not limited to the sum of (without duplication) (a) the fair market value of any cash, property (including Redeemable Stock) or services given, plus (b) consideration paid with proceeds of Indebtedness permitted pursuant to this Agreement, plus (c) the amount of any Indebtedness assumed, incurred or guaranteed (to the extent not otherwise included) in connection with such Acquisition by the Borrower or any of its Subsidiaries.

      "Act" has the meaning set forth in Section 10.20 hereof.

      "Additional Senior Debt" means any Indebtedness of the Borrower (other than Subordinated Debt) incurred after the Closing Date, the terms of which shall be reasonably satisfactory to the Required Lenders.

      "Adjusted EBITDA" means, with respect to any period, EBITDA for such period adjusted to (a) exclude any non-cash gain or loss recognized on the income statement from derivative and currency value fluctuations during such period, and (b) upon the acquisition of any assets or Persons permitted by
Section 7.03 hereof which generate EBITDA (whether positive or negative) or the disposition of any assets or Persons permitted by Section 7.05 hereof which prior to such disposition generated EBITDA (whether positive or negative), include the actual trailing 12 month EBITDA of the acquired assets or Person, or exclude the actual trailing 12 month EBITDA of the disposed assets or Person, as the case may be, with adjustments as provided in Article 11, Regulation S-X of the Securities Act of 1933 during such period.

      "Adjusted Funded Debt" means, as of any date of determination, the sum of
(a) Funded Debt as of such date, minus (b) Cash on Hand as of such date.

      "Adjustment Date" means, for purposes of the Applicable Rate, the date of receipt by the Administrative Agent of the financial statements required to be delivered pursuant to Section 6.01 hereof, and the Compliance Certificate required pursuant to Section 6.02(a) hereof.

      "Administrative Agent" means Wells Fargo in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

      "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

      "Affiliate" means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the Voting Shares (on a fully diluted basis) of such Person; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

      "Affiliated IRP Agreement" means an Interest Rate Protection Agreement entered into between the Borrower and a Lender or an Affiliate of a Lender, provided that such Lender was a Lender hereunder at the time such Interest Rate Protection Agreement was entered into.

      "Agent Fee Letters" has the meaning specified in Section 2.09(b) hereof.

      "Agent-Related Persons" means the Administrative Agent (including any successor administrative agent), together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

      "Aggregate Revolving Commitments" means the aggregate amount of Revolving Commitments of the Lenders, which initially shall be $250,000,000, as the same may be reduced from time to time pursuant to the terms of this Agreement.

      "Agreement" means this First Amended and Restated Credit Agreement.

      "Applicable Law" means (a) in respect of any Person, all provisions of Laws applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party and (b) in respect of contracts made or performed in the State of Texas, "Applicable Law" shall also mean the laws of the United States of America, including, without limitation the foregoing, 12 USC Sections 85 and 86, as amended to the date hereof and as the same may be amended at any time and from time to time hereafter, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas.

      "Applicable Rate" means the following percentages per annum:

                                                                    APPLICABLE RATE     APPLICABLE      APPLICABLE RATE
PRICING                                                             FOR EURODOLLAR     RATE FOR BASE    FOR COMMITMENT
 LEVEL                    LEVERAGE RATIO                               RATE LOANS        RATE LOANS          FEE
-------      -----------------------------------------------        ---------------    -------------    ---------------
1            Less than 1.00 to 1                                        0.875                0.00             0.25

2            Greater than or equal to 1.00 to 1 but less                1.125                0.00             0.25
             than 1.50 to 1

3            Greater than or equal to 1.50 to 1 but less                1.375                0.00             0.25
             than 2.00 to 1

4            Greater than or equal to 2.00 to 1 but less                1.625                0.00             0.30
             than 2.25 to 1

5            Greater than or equal to 2.25 to 1                         1.875                0.00             0.30

            The Applicable Rate shall be adjusted on each Adjustment Date as tested by using the Leverage Ratio set forth on the Compliance Certificate on each Adjustment Date. If the financial statements required pursuant to
      Section 6.01 hereof and the related Compliance Certificate required pursuant to Section 6.02(a) hereof are not received by the Administrative Agent by the date required, the Applicable Rate shall be determined using Pricing Level 5 until such time as such financial statements and Compliance Certificate are received. Notwithstanding the foregoing, the Applicable Rate in effect from and after the Closing Date through the date on which another Pricing Level would otherwise be in effect based on the receipt of the Company's Compliance Certificate for the period ending March 31, 2005 shall be Level 3.

      "Approved Fund" has the meaning specified in Section 10.07(g) hereof.

      "Assets" means, as of any date, the assets which would be reflected on a balance sheet of the Borrower and its Subsidiaries on a combined and consolidated basis prepared as of such date in accordance with GAAP.

      "Assignment and Acceptance" means an Assignment and Acceptance substantially in the form of Exhibit A.

      "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel.

      "Attributable Indebtedness" means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

      "Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2003 and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal year of the Borrower.

      "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the Prime Rate in effect for such day. Any change in such rate announced by Wells Fargo shall take effect at the opening of business on the day specified in the public announcement of such change.

      "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

      "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

      "Borrower" has the meaning set forth in the introductory paragraph hereto.

      "Borrowing" means a Revolving Borrowing or a Swing Line Borrowing, as the context may require.

      "British Pounds Sterling" and "(pound)" means the lawful currency of England.

      "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the applicable offshore Dollar interbank market.

      "Capital Lease" means, as of any date, any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee prepared as of such date, in accordance with GAAP, together with any other lease by such lessee which is in substance a financing lease, including without limitation, any lease under which (a) such lessee has or will have an option to purchase the property subject thereto at a nominal amount or an amount less than a reasonable estimate of the fair market value of such property as of the date such lease is entered into or

(b) the term of the lease approximates or exceeds the expected useful life of the property leased thereunder.

      "Capital Stock" means, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock in any Person that is a corporation, each class of partnership interest in any Person that is a partnership, and each class of membership interest in any Person that is a limited liability company, and any right to subscribe for or otherwise acquire any such equity interests.

      "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of each of the L/C Issuers and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and each L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meaning. The Borrower hereby grants the Administrative Agent, for the benefit of each L/C Issuer and the Lenders, a Lien on all such cash and deposit account balances. Cash collateral shall be maintained in blocked, interest bearing deposit accounts at Wells Fargo.

      "Cash on Hand", as of any date of determination, is the amount equal to the amount of cash and cash equivalents, determined in accordance with GAAP, as it appears on the consolidated balance sheet of the Borrower and the Consolidated Subsidiaries, in each case as of such date of determination.

      "Cashland Seller Note" means that certain subordinated promissory note of the Borrower payable to the order of Schear Financial Services, LLC in the principal amount of $2,500,000 dated February 1, 2004, the terms of which shall at all times be subordinated to the Obligations pursuant to terms reasonably satisfactory to the Required Lenders.

      "Change of Control" means, with respect to any Person, an event or series of events by which:

            (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

            (b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person ceases to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

      "Closing Date" means the first date all the conditions precedent in
Section 4.01 hereof are satisfied or waived in accordance with Section 4.01 hereof (or, in the case of Section 4.01(b) hereof, waived by the Person entitled to receive the applicable payment).

      "Code" means the Internal Revenue Code of 1986.

      "Commercial Letter of Credit" means, any documentary Letter of Credit which is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by the Borrower in the ordinary course of its business.

      "Commitment Fee" has the meaning specified in Section 2.09(a) hereof.

      "Communications" has the meaning specified in Section 10.02(c) hereof.

      "Compensation Period" has the meaning specified in Section 2.12(d)(ii) hereof.

      "Compliance Certificate" means a certificate substantially in the form of Exhibit B.

      "Consequential Loss" means, with respect to the Borrower's payment of all or any portion of the then outstanding principal amount of a Lender's Eurodollar Rate Loan on a day other than the last day of the Interest Period related thereto, any loss, cost or expense incurred by such Lender as a result of the timing of such payment or in redepositing such principal amount, including any expense or penalty incurred by such Lender on redepositing such principal amount, but excluding any loss of the Applicable Rate on the relevant Eurodollar Rate Loans.

      "Consolidated Subsidiaries" means, all Subsidiaries of the Borrower which are included in the consolidated financial statements of the Borrower.

      "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

      "Credit Extension" means each of the following: (a) a Revolving Borrowing,
(b) a Swing Line Borrowing, and (c) an L/C Credit Extension.

      "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

      "Default" means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

      "Default Rate" means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Eurodollar Rate Loan plus 2% per annum, in each case to the fullest extent permitted by Applicable Law.

      "Disposition" or "Dispose" means the sale, transfer, license or other disposition (including any sale and leaseback transaction, but excluding a Dividend) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

      "Dividends" in respect of any Person, means (a) cash distributions or any other distributions of property, or otherwise, on, or in respect of, any class of Capital Stock of such Person (other than dividends or distributions payable solely in common stock of such Person, or options, warrants or other rights to purchase common stock of such Person), and (b) any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of such Capital Stock (specifically including, without limitation, a Treasury Stock Purchase, but excluding, purchases under employee benefit plans), unless such Capital Stock shall be redeemed or acquired through the exchange of such Capital Stock with Capital Stock of the same class or options or warrants to purchase such Capital Stock.

      "Dollar" and "$" means lawful money of the United States of America.

      "Dollar Equivalent" means, on any date, the amount of Dollars into which an amount of applicable foreign currency may be converted on such date.

      "Domestic Subsidiary" means any Subsidiary of the Borrower other than a Foreign Subsidiary.

      "EBITDA" means, with respect to any period, (a) Net Income for such period, plus (b) without duplication and to the extent deducted in determining Net Income for such period, (i) Interest Expense for such period, (ii) federal, state, local and foreign income and franchise taxes of the Borrower and its Subsidiaries for such period, (iii) depreciation and amortization expenses of the Borrower and its Subsidiaries for such period and other non-cash charges of the Borrower and its Subsidiaries, minus (c) without duplication and to the extent included in determining Net Income for such period, any extraordinary gains and extraordinary non-cash credits of the Borrower and its Subsidiaries for such period.

      "Eligible Assignee" has the meaning specified in Section 10.07(g) hereof.

      "Environmental Laws" means all Laws relating to environmental, health, safety and land use matters applicable to any property.

      "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

      "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA with respect to a Pension Plan, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

      "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan (rounded upward to the next 1/16th of 1%):

            (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

            (b) if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

            (c) if the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Wells Fargo and with a term equivalent to such Interest Period would be offered by Wells Fargo's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

      "Eurodollar Rate Loan" means a Revolving Loan that bears interest at a rate based on the Eurodollar Rate.

      "Event of Default" means any of the events or circumstances specified in
Section 8.01.

      "Evergreen Letter of Credit" has the meaning specified in Section 2.03(b)(iii) hereof.

      "Exchange Act" means the Securities Exchange Act of 1934.

      "Existing Credit Agreement" has the meaning set forth in the second paragraph hereto.

      "Existing Foreign Investments" means the 80,400,000 SEK Loan Note issued on September 8, 2004 by Svensk Pantbelaning Holdings AB (f/k/a Guldskalen D 409
AB) and made payable to Borrower and the 13,400,000 SEK Convertible Debenture Certificate issued on September 8, 2004 by Svensk Pantbelaning Holdings AB (f/k/a Guldskalen D 409 AB) to Borrower, each of which is in existence as of the date hereof.

      "Existing Letters of Credit" means the letters of credit set forth on
Schedule 2.03.

      "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that
(a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Wells Fargo on such day on such transactions as determined by the Administrative Agent.

      "Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of (a) the sum of (i) Adjusted EBITDA plus (ii) rent and lease expense, in each case for the period of four consecutive fiscal quarters ending on such date to (b) the sum of (i) Interest Expense, plus (ii) all scheduled payments on Funded Debt (specifically excluding any unscheduled mandatory prepayments and any optional prepayments on Funded Debt), plus (iii) rent and lease expense, in each case for the four consecutive fiscal quarters ending on such date.

      "Foreign Lender" has the meaning specified in Section 10.15 hereof.

      "Foreign Plan" means any pension plan or other deferred compensation plan, program or arrangement maintained by a Foreign Subsidiary which, under applicable local law, is required to be funded through a trust or other funding vehicle.

      "Foreign Subsidiary" means (a) each Subsidiary of the Borrower or any ERISA Affiliate which is organized under the laws of a jurisdiction other than the United States of America or any State thereof, if any, and (b) each Subsidiary of the Borrower or any ERISA Affiliate of which a majority of the revenues, earnings or other total assets (determined on a consolidated basis with its Subsidiaries) are located or derived from operations outside of the United States of America, if any.

      "Fund" has the meaning specified in Section 10.07(g) hereof.

      "Funded Debt" means, as to the Borrower and its Subsidiaries at a particular time, all of the following (without duplication):

            (a) all obligations for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

            (b) obligations in respect of earnout or similar payments deemed earned and payable in cash or which may be payable in cash at the seller's or obligee's option and to the extent the same appears on the Borrower's consolidated balance sheet;

            (c) obligations in respect of Capital Leases and Synthetic Lease Obligations;

            (d) any Receivables Facility Attributed Indebtedness; and

            (e) obligations in respect of any Redeemable Stock.

      "GAAP" means generally accepted accounting principles as in effect in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a substantial segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders such approval not to be unreasonably withheld and no amendment fee will be payable to the Lenders in connection with such amendment); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      "Guarantors" means, collectively, each Domestic Subsidiary.

      "Guaranty" means the Guaranty made by one or more of the Guarantors, substantially in the form of Exhibit C.

      "Guaranty Obligation" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligees in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligees against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person; provided, however, that the term "Guaranty Obligation" shall not include (x) the purchase of instruments in respect of Investments otherwise permitted by Section 7.03(a) and (y) endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith.

      "Highest Lawful Rate" at the particular time in question the maximum rate of interest which, under Applicable Law, any Lender is then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, any Lender is permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower. For purposes of determining the Highest Lawful Rate under Applicable Law, the indicated rate ceiling shall be the lesser of (a)(i) the "weekly ceiling", as such ceiling is computed in Section 303.003 of the Texas Finance Code, as amended, or (ii) if available in accordance with the terms thereof and at the Administrative Agent's option after notice to the Borrower and otherwise in accordance with the terms of Section 303.103 of the Texas Finance Code, as amended, the "annualized ceiling", as such ceiling is determined in accordance with Section 303.009 of the Texas Finance Code, as amended, and (b)(i) if the amount outstanding under this Agreement is less than $250,000, twenty-four percent (24%), or (ii) if the amount outstanding under this Agreement is equal to or greater than $250,000, twenty-eight percent (28%) per annum.

      "Honor Date" has the meaning specified in Section 2.03(c)(i) hereof.

      "ICC" has the meaning specified in Section 2.03(h) hereof.

      "Indebtedness" means, as to any Person at a particular time, all of the following:

            (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

            (b) any direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments;

            (c) net obligations under any Interest Rate Protection Agreement in an amount equal to (i) if such Interest Rate Protection Agreement has been closed out, the unpaid Termination Value thereof, or (ii) if such Interest Rate Protection Agreement has not been closed out, the mark-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such Interest Rate Protection Agreement;

            (d) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

            (e) accrued obligations in respect of earnout or similar payments payable in cash or which may be payable in cash at the seller's or obligee's option;

            (f) Capital Lease and Synthetic Lease Obligations;

            (g) any Redeemable Stock of such Person;

            (h) any Receivables Facility Attributed Indebtedness; and

            (i) all Guaranty Obligations of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person except for customary exceptions reasonably acceptable to the Required Lenders. The amount of any Capital Lease or

Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

      "Indemnified Liabilities" has the meaning set forth in Section 10.05 hereof.

      "Indemnitees" has the meaning set forth in Section 10.05 hereof.

      "Information" has the meaning set forth in Section 10.08 hereof.

      "Interest Expense" means, with respect to any period, interest expense, whether paid or accrued (including the interest component of Capital Leases), of the Borrower and its Subsidiaries, all as determined in conformity with GAAP, as it appears on the consolidated income statement of the Borrower and its Consolidated Subsidiaries as of such date of determination.

      "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the first Business Day of each Quarterly Date and the Maturity Date.

      "Interest Period" means as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date 7 or 14 days or one, two, three or six months thereafter, as selected by the Borrower in its Revolving Loan Notice; provided that:

            (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

            (ii) any Interest Period of one month or more pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

            (iii) no Interest Period shall extend beyond the scheduled Maturity Date.

      "Interest Rate Protection Agreement" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, any cancellations, buy backs, reversals, terminations or assignments of any of the foregoing, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

      "Interest Rate Protection Obligations" means any and all obligations of the Borrower to any Lender or an Affiliate of a Lender under any Affiliated IRP Agreement.

      "Investment" means, as to any Person, any acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution (including a contribution of property) to, Guaranty Obligation with respect to the debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

      "IRS" means the United States Internal Revenue Service.

      "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

      "L/C Advance" means, with respect to each Lender, such Lender's participation in any L/C Borrowing in accordance with its Pro Rata Share.

      "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing.

      "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

      "L/C Issuer" means any Lender in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

      "L/C Obligations" means, as of any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

      "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes each L/C Issuer and the Swing Line Lender.

      "Lending Office" means, as to any Lender, the office or offices of such Lender described as such on Schedule 10.02, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

      "Letter of Credit" means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a Commercial Letter of Credit or a Standby Letter of Credit.

      "Letter of Credit Application" means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by any L/C Issuer.

      "Letter of Credit Expiration Date" means (a) with respect to Standby Letters of Credit, the earlier of (i) the day that is ten days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day) and (ii) one year after the date of issuance of such Letter of Credit (or, if such day is not a Business Day, the next preceding Business Day) and (b) with respect to Commercial Letters of Credit, the earlier of (i) the day that is 120 days after the date of issuance of such Letter of Credit (or, if such day is not a Business Day, the next preceding Business Day) and (ii) the day that is ten days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

      "Letter of Credit Sublimit" means an amount equal to the lesser of (a) $20,000,000 and (b) the Aggregate Revolving Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

      "Leverage Ratio" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Adjusted Funded Debt as of such date to (b) Adjusted EBITDA for the period of the four consecutive fiscal quarters ending on such date.

      "Lien" means any mortgage, pledge, hypothecation, assignment as security for Indebtedness, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

      "Litigation" means any proceeding, claim, lawsuit, arbitration, and/or investigation by or before any Governmental Authority, including, without limitation, proceedings, claims, lawsuits, and/or investigations under or pursuant to any environmental, occupational, safety and health, antitrust, unfair competition, securities, tax or other Law, or under or pursuant to any contract, agreement or other instrument.

      "Loan" means an extension of credit by a Lender to the Borrower under
Article II in the form of a Revolving Loan or a Swing Line Loan.

      "Loan Documents" means this Agreement, the Notes, the Agent Fee Letters, each Guaranty, each Request for Credit Extension, each Compliance Certificate, and any other agreement executed, delivered or performable by any Loan Party in connection herewith or as security for the Obligations.

      "Loan Parties" means, collectively, the Borrower and each Guarantor.

      "Material Adverse Effect" means any act or circumstance or event which (a) causes an Event of Default or causes a Default which could reasonably be expected to become an Event of Default, (b) otherwise is material and adverse to the consolidated financial condition or business operations of the Borrower and its Subsidiaries and which could reasonably be expected to result in a Default or an Event of Default, (c) in any manner whatsoever materially and adversely affects the validity or enforceability of any of the Loan Documents in a manner that impairs the ability of the Lenders to exercise their remedies under this Agreement or (d) impairs the ability of the Borrower or any of its Subsidiaries to perform its obligations under any of the Loan Documents to which it is a party.

      "Maturity Date" means (a) February 24, 2010, or (b) such earlier date upon which the Revolving Commitments may be terminated in accordance with the terms hereof.

      "Moody's" means Moody's Investors Services, Inc. and any successor thereto.

      "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding three calendar years, has made or been obligated to make contributions.

      "Negative Pledge" means any agreement, contract or other arrangement whereby the Borrower or any of its Subsidiaries is prohibited from, or would otherwise be in default as a result of, creating, assuming, incurring or suffering to exist, directly or indirectly, any Lien on any of its assets.

      "Net Income" means, with respect to any period, the net income or loss of the Borrower and its Subsidiaries on a consolidated basis for such period, determined in accordance with GAAP; provided that there shall be excluded the income or loss of any Person (other than a Subsidiary) of which the Borrower or any Subsidiary owns Capital Stock, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of the Subsidiaries during such period.

      "Net Proceeds" means, with respect to the Disposition of any Asset (including Capital Stock) by or of, or the issuance of Indebtedness to, any Person, the proceeds received by such Person in connection with such transaction after deducting therefrom the aggregate, without duplication, of the following amounts to the extent properly attributable to such transaction or to any asset that may be the subject thereof: (i) reasonable brokerage commissions, legal fees, finder's fees, financial advisory fees, fees for solvency opinions, fairness opinions, accounting fees, underwriting fees, investment banking fees, survey, title insurance, appraisals, notaries and other similar commissions and fees and expenses, in each case, to the extent paid, payable or reimbursed by such Person; (ii) filing, recording or registration fees or charges or similar fees or charges paid by such Person; (iii) taxes paid or payable by such Person or any shareholder, partner or member of such Person to governmental taxing authorities as a result of such sale or other disposition (after taking into account any available tax credits or deductions or any tax sharing arrangements to the extent actually utilized); and (iv) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Obligations) that is secured by a Lien on or otherwise related or attributable to the stock or asset in question, to the extent required or permitted pursuant to the documentation evidencing such Indebtedness. To the extent that any note is obtained in such Disposition, the proceeds received in respect thereof shall be deemed to be the value of such note as determined in accordance with GAAP. To the extent that any securities are obtained in any such sale, lease, transfer or other disposition, the proceeds received in respect thereof shall be deemed to be the fair market value of such securities as of the date of such disposition.

      "Net Worth" means, as of any date, the total shareholder's equity (including Capital Stock, additional paid-in capital, and retained earnings after deducting treasury stock) which would appear on a balance sheet of the Borrower and its Subsidiaries on a combined and consolidated basis prepared as of such date in accordance with GAAP, but excluding all other comprehensive income or losses resulting from foreign currency translation adjustments or derivative value fluctuation.

      "Non-renewal Notice Date" has the meaning specified in Section 2.03(b)(iii) hereof.

      "Note Agreements" means, collectively, (a) that certain Note Agreement dated July 7, 1995, entered into by and between the Borrower and Teachers, as amended to the date of this Agreement and such other further amendments not otherwise prohibited by Section 7.15 hereof; (b) that certain Note Agreement dated December 1, 1997 among the Borrower and the "Purchasers" named therein, as amended to the date of this Agreement and such other further amendments not otherwise prohibited by Section 7.15 hereof; and (c) that certain Note Agreement dated as of August 12, 2002 entered into by and between the Borrower and the "Purchasers" named therein, as amended to the date of this Agreement and such other further amendments not otherwise prohibited by Section 7.15 hereof..

      "Notes" means, collectively, the Revolving Loan Notes and the Swing Line Note.

      "Notice" has the meaning set forth in Section 10.02(c) hereof.

      "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising. Without limiting the generality of the foregoing, "Obligations" includes all amounts which would be owed by any Loan Party or any other Person (other than Administrative Agent or Lenders) to Administrative Agent, Lenders or any Affiliate of a Lender under any Loan Document, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Loan Party or any other Person

(including all such amounts which would become due or would be secured but for the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding of any other Loan Party or any other Person under any Debtor Relief Law).

      "Officer's Certificate" means a certificate signed by the chief executive officer of the Borrower substantially in the form of Exhibit H.

      "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

      "Other Taxes" has the meaning set forth in Section 3.01(b) hereof.

      "Outstanding Amount" means (i) with respect to Revolving Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

      "Participant" has the meaning specified in Section 10.07(d) hereof.

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

      "Permitted Liens" means: (a) Liens (if any) granted in favor of the Lenders to secure payment of the Obligations and other Indebtedness of the Borrower specifically approved by the Lenders in writing; (b) pledges or deposits made to secure payment of worker's compensation (or to participate in any fund in connection with worker's compensation), unemployment insurance, pensions or social security programs, other than any Lien imposed by ERISA; (c) Liens imposed by mandatory provisions of law such as for materialmen's, mechanics, warehousemen's and other like Liens arising in the ordinary course of business, securing Indebtedness whose payment is not yet due and payable or if the same are being contested in good faith and as to which adequate reserves have been provided; (d) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate reserves have been provided; (e) good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations, deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or other similar charges; (f) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real Property, provided that such do not impair the use of such Property for the uses intended, and none of which is violated by existing or proposed structures or land use; (g) Liens securing purchase money Indebtedness, but only to the extent that (i) such Indebtedness is permitted pursuant to Section 7.02(b) hereof, (ii) any such Lien secures the indebtedness incurred to purchase the asset encumbered thereby and (iii) such Indebtedness does not exceed the cost of such asset, (h) Liens against Temporary Cash Investments, to the extent that such Liens secure short-term indebtedness permitted under Section 7.02(j) hereof; (i) Liens arising by operation of law in connection with judgments being appealed to the extent such Liens would not otherwise result in an Event of Default under Section 8.01(j); and (j) landlord's liens arising in the ordinary course of the Borrower's or the Subsidiaries' leasing activities.

      "Person" means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture or Governmental Authority.

      "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or any ERISA Affiliate.

      "Platform" has the meaning set forth in Section 10.02(c) hereof.

      "Prime Rate" means, at any time, the rate of interest most recently announced within Wells Fargo at its principal office in San Francisco as its Prime Rate, with the understanding that Wells Fargo's Prime Rate is one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate. Any change in such rate announced within Wells Fargo shall take effect on the opening of business on the day such change is announced within Wells Fargo.

      "Private Placement Debt" means the indebtedness of the Borrower (and Guaranty of Domestic Subsidiaries) in the aggregate original principal amount of
(a) $20,000,000 under its senior notes designated "8.14% Senior Notes Due 2007", each payable in accordance with the respective terms of such notes and the Note Agreement entered into with respect thereto; (b) $30,000,000 under its senior notes designated "7.10% Senior Notes Due January 2, 2008," each payable in accordance with the respective terms of such notes and the Note Agreement entered into with respect thereto; and (c) $42,500,000 under its senior notes designated "7.25% Senior Notes Due 2009", each payable in accordance with the respective terms of such notes and the Note Agreement entered into with respect thereto.

      "Pro Rata Share" means, with respect to each Lender, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitments set forth opposite the name of such Lender on Schedule 2.01, as such share may be adjusted as contemplated herein.

      "Property" means any investment in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

      "Quarterly Date" means the first Business Day of each January, April, July and October during the term of this Agreement.

      "Receivables Facility Attributed Indebtedness" means the amount of obligations outstanding under a receivables purchase facility on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction other than a purchase.

      "Redeemable Stock" means the portion of any Capital Stock of the Borrower or any of its Subsidiaries which prior to the Maturity Date is or may be (a) unilaterally redeemable (by seeking final or similar payments or otherwise) upon the occurrence of certain events or otherwise; (b) redeemable at the option of the holder thereof or (c) convertible into Indebtedness.

      "Register" has the meaning set forth in Section 10.07(c) hereof.

      "Release Date" shall mean the date upon which all Obligations and all Interest Rate Protection Obligations are paid in full and the Revolving Commitments are terminated.

      "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

      "Request for Credit Extension" means (a) with respect to a Revolving Borrowing, a Revolving Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

      "Required Lenders" means, as of any date of determination, two or more Lenders whose Voting Percentages aggregate more than 50%.

      "Responsible Officer" means the chief executive officer, president, chief financial officer, corporate controller, treasurer, vice president of finance or corporate secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

      "Restricted Payment" means, collectively, (a) Dividends, and (b) any payment or prepayment of principal, interest, premium or penalty on any Subordinated Debt or any defeasance, redemption, purchase, repurchase or other acquisition or retirement for value, in whole or in part, of any Subordinated Debt (including, without limitation, the setting aside of assets or the deposit of funds therefor).

      "Revolving Borrowing" means a borrowing consisting of simultaneous Revolving Loans of the same Type and having the same Interest Period made by each of the Lenders pursuant to Section 2.01 hereof.

      "Revolving Commitment" means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01 hereof, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01, as such amount may be reduced, increased or adjusted from time to time in accordance with this Agreement.

      "Revolving Loan" has the meaning specified in Section 2.01 hereof.

      "Revolving Loan Note" means a promissory note made by the Borrower in favor of a Lender evidencing Revolving Loans made by such Lender, substantially in the form of Exhibit D.

      "Revolving Loan Notice" means a notice of (a) a Revolving Borrowing, (b) a conversion of Revolving Loans from one Type to the other, or (c) a continuation of Revolving Loans as the same Type, pursuant to Section 2.02(a) hereof, which, if in writing, shall be substantially in the form of Exhibit E.

      "SEK" means lawful currency of Sweden.

      "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

      "Solvent" means, with respect to any Person, that the fair value of the assets of such Person (both at fair valuation and at present fair saleable value on a going concern basis) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person.

      "Standby Letter of Credit" means a Letter of Credit that is not a Commercial Letter of Credit.

      "Subordinated Debt" means any Indebtedness of the Borrower or any Subsidiary which is subordinated to the Obligations at all times pursuant to terms reasonably satisfactory to the Required Lenders.

      "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

      "Swing Line" means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04 hereof.

      "Swing Line Borrowing" means a borrowing of a Swing Line Loan.

      "Swing Line Lender" means Wells Fargo in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

      "Swing Line Loan" has the meaning specified in Section 2.04(a) hereof.

      "Swing Line Note" means a promissory note made by the Borrower in favor of the Swing Line Lender evidencing Swing Line Loans made by such Lender, substantially in the form of Exhibit F.

      "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.04(b) hereof, which, if in writing, shall be substantially in the form of Exhibit G.

      "Swing Line Sublimit" means an amount equal to the lesser of (a) $10,000,000 and (b) the Aggregate Revolving Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

      "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

      "Taxes" has the meaning set forth in Section 3.01(a) hereof.

      "Teachers" means Teachers Insurance and Annuity Association of America.

      "Temporary Cash Investment" means any of the following investments: (a) investments in open market investment grade commercial paper (rated at least A-1 or P-1), maturing within one hundred eighty (180) days after acquisition thereof, (b) investments in marketable obligations, maturing within one hundred eighty (180) days after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America, (c) investments in money market funds that invest solely in the types of investments permitted under clauses (a) and (b) hereof, (d) investments in repurchase agreements of a domestic office of any of the Lenders which are fully secured by securities described in clause (b) hereof, (e) short-term investments in investment grade auction preferred stock, (f) certificates of deposit and time deposits (including Eurodollar deposits) maturing within one hundred eighty
(180) days from the date of deposit thereof, with a domestic office of any of the Lenders or any bank which is a national bank organized under the laws of the United States of America and (i) having capital, surplus and undivided profits of at least $100,000,000 or (ii) so long as all such deposits are federally insured, and (g) investments, certificates of deposit and time deposits (including Eurodollar deposits) of the types described above (but without the grade classification required above) of or with a Lender.

      "Termination Value" means, in respect of any one or more Interest Rate Protection Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Interest Rate Protection Agreements, (a) for any date on or after the date such Interest Rate Protection Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Interest Rate Protection Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Interest Rate Protection Agreements (which may include any Lender).

      "Treasury Stock Purchase" means any purchase, redemption, retirement, cancellation, defeasance or other acquisition (including any sinking fund or similar deposit for such purpose) by the Borrower or any Subsidiary of its Capital Stock or any warrants, rights or options to acquire such Capital Stock.

      "Type" means with respect to a Revolving Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

      "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

      "Unreimbursed Amount" has the meaning set forth in Section 2.03(c)(i) hereof.

      "Voting Percentage" means, as to any Lender, (a) at any time when the Revolving Commitments are in effect, such Lender's Pro Rata Share and (b) at any time after the termination of the Revolving Commitments, the percentage (carried out to the ninth decimal place) which (i) the sum of (A) the Outstanding Amount of such Lender's Revolving Loans, plus (B) such Lender's Pro Rata Share of the Outstanding Amount of L/C Obligations, plus (C) such Lender's Pro Rata Share of the Outstanding Amount of Swing Line Loans, then constitutes of (ii) the Outstanding Amount of all Loans and L/C Obligations; provided, however, that if any Lender has failed to fund any portion of the Revolving Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder, such Lender's Voting Percentage shall be deemed to be zero, and the respective Pro Rata Shares and Voting Percentages of the other Lenders shall be recomputed for purposes of this definition and the definition of "Required Lenders" without regard to such failing Lender's Revolving Commitment or the outstanding amount of its Revolving Loans, L/C Advances and funded participations in Swing Line Loans, as the case may be.

      "Voting Shares" of any Person means any class or classes of Capital Stock having ordinary voting power for the election of at least a majority of the members of the Board of Directors (or other governing bodies) of such Person, other than Capital Stock having such power by reason of the happening of a contingency.

      "Wells Fargo" means Wells Fargo Bank, National Association.

      1.02 OTHER INTERPRETIVE PROVISIONS.

      (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

      (b) (i) The words "herein" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

            (ii) Unless otherwise specified herein, Article, Section, Exhibit and Schedule references are to this Agreement.

            (iii) The term "including" is by way of example and not limitation.

            (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced.

      (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

      (d) Section headings herein and the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

      (e) Except as otherwise provided herein, for the calculation of all covenants and other provisions contained herein, any amounts included in such calculation which are not Dollars shall be calculated according to its Dollar Equivalent on the date of such calculation in accordance with GAAP.

      1.03 ACCOUNTING TERMS. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

      1.04 ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

      1.05 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan

Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

                                  ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

      2.01 REVOLVING LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make revolving loans (each such loan, a "Revolving Loan") to the Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Revolving Commitment; provided, however, that after giving effect to any Revolving Borrowing, (i) the aggregate Outstanding Amount of all Revolving Loans, Swing Line Loans and L/C Obligations shall not exceed the Aggregate Revolving Commitments and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Commitment. Within the limits of each Lender's Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05 hereof, and reborrow under this Section 2.01. Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

      2.02 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS.

      (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Loans as the same Type shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone or electronic mail. Each such notice must be received by the Administrative Agent not later than 12:00 noon, Dallas, Texas time (i) two Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) one Business Day prior to the requested date of any Borrowing of Base Rate Loans. Each such telephonic notice or electronic mail must be confirmed promptly by delivery to the Administrative Agent of a written Revolving Loan Notice appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $100,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Revolving Loan Notice (whether telephonic, electronic or written), shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans as the same Type, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted or continued, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Revolving Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Loans shall be made or continued as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate

Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Revolving Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

      (b) Following receipt of a Revolving Loan Notice, the Administrative Agent shall promptly notify each Lender of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Revolving Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 2:00 p.m., Dallas, Texas time, on the Business Day specified in the applicable Revolving Loan Notice. Upon satisfaction of the applicable conditions set forth in Section
4.02 hereof (and, if such Borrowing is the initial Credit Extension, Section
4.01 hereof), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower; provided, however, that if, on the date of the Revolving Borrowing there are Swing Line Loans and/or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above.

      (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan. During the existence of a Default or Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders, and during the existence of an Event of Default, the Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans be converted immediately to Base Rate Loans.

      (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Eurodollar Rate Loan upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

      (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than seven Interest Periods in effect with respect to all Loans.

      2.03 LETTERS OF CREDIT.

      (a) The Letter of Credit Commitment.

            (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the 10th day prior to the Maturity Date, to issue Letters of Credit for the account of the

      Borrower or its Domestic Subsidiaries, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued (or deemed issued in respect of Existing Letters of Credit) for the account of the Borrower; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Outstanding Amount of all L/C Obligations, Swing Line Loans and all Revolving Loans would exceed the Aggregate Revolving Commitments, (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed such Lender's Revolving Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

            (ii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

                  (A) any order, judgment or decree of any Governmental
            Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

                  (B) subject to Section 2.03(b)(iii) hereof, the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date; or

                  (C) such Letter of Credit is to be denominated in a currency other than Dollars.

            (iii) No L/C Issuer shall be under any obligation to amend any Letter of

      Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or
      (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

      (b) Procedures for Issuance and Amendment of Letters of Credit; Evergreen Letters of Credit.

            (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer of such Letter of Credit (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such L/C Application must be received by each such L/C Issuer and the Administrative Agent not later than 12:00 noon, Dallas, Texas time, at least three Business Days (or such later date and time as such L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as such L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such L/C Issuer may require.

            (ii) Promptly after receipt of any Letter of Credit Application, each such L/C Issuer receiving such Letter of Credit Application will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by such L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or one of its Subsidiaries or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer of such Letter of Credit a participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

            (iii) If the Borrower so requests in any applicable Letter of Credit Application, any L/C Issuer may, in it sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Evergreen Letter of Credit"); provided that any such Evergreen Letter of Credit must permit such L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Non-renewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued, such date to be at least forty-five (45) days prior to the Letter of Credit Expiration Date of said Letter of Credit. Unless otherwise directed by such L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such renewal. Once an Evergreen Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) such L/C Issuer to permit the renewal of such Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such renewal if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice (which may be by telephone, electronic mail or in writing) on or before the Business Day immediately preceding the Non-renewal Notice Date from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 hereof is not then satisfied.

            (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer of such Letter of Credit will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

      (c) Drawings and Reimbursements; Funding of Participations.

            (i) Upon any drawing under any Letter of Credit, the L/C Issuer of such Letter of Credit shall notify the Borrower and the Administrative Agent thereof. Promptly after any payment by a L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. Notice of a drawing shall be deemed to be a notice of the Honor Date. If the Borrower fails to so reimburse such L/C Issuer by 10:00 a.m., Dallas, Texas time, on the first Business Day after the Honor Date, the Administrative Agent (provided it has been notified of such a failure by the L/C Issuer) shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and such Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Revolving Borrowing of Base Rate Loans to have been disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 hereof for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments. Any notice given by a L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

            (ii) Each Lender (including any Lender acting as a L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) hereof make funds available to the Administrative Agent for the account of the L/C Issuer issuing such Letter of Credit at the

      Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 12:00 noon, Dallas, Texas time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii) hereof, each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to such L/C Issuer.

            (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 hereof cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer issuing such Letter of Credit an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of such L/C Issuer pursuant to
      Section 2.03(c)(ii) hereof shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

            (iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse a L/C Issuer for any amount drawn under any Letter of Credit issued by such L/C Issuer, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of such L/C Issuer.

            (v) Each Lender's obligation to make Revolving Loans or L/C Advances to reimburse each L/C Issuer for amounts drawn under Letters of Credit issued by such L/C Issuer, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against any L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse each L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit issued by such L/C Issuer, together with interest as provided herein.

            (vi) If any Lender fails to make available to the Administrative Agent for the account of any L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii) hereof, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of any L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing to such L/C Issuer under this clause (vi) shall be conclusive absent manifest error.

      (d) Repayment of Participations.

            (i) At any time after any L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c) hereof, if the Administrative Agent receives for the account of such L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by the Administrative Agent.

            (ii) If any payment received by the Administrative Agent for the account of any L/C Issuer pursuant to Section 2.03(c)(i) hereof is required to be returned, each Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

      (e) Obligations Absolute. The obligation of the Borrower to reimburse each L/C Issuer for each drawing under each Letter of Credit issued by such L/C Issuer, and to repay each L/C Borrowing and each drawing under a Letter of Credit issued by such L/C Issuer that is refinanced by a Borrowing of Revolving Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

            (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

            (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower or any other Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

            (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

            (iv) any payment by such L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

            (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any other Loan Party, other than the L/C Issuer's gross negligence, bad faith or willful misconduct.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer of such Letter of Credit. The Borrower shall be conclusively deemed to have waived any such claim against any L/C Issuer and its correspondents unless such notice is given as aforesaid.

      (f) Role of a L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer issuing such Letter of Credit shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for
(i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence, bad faith or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e) hereof; provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against a L/C Issuer, and a L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer's willful misconduct, bad faith or gross negligence or such L/C Issuer's willful failure to pay under any Letter of Credit issued by such L/C Issuer after the presentation to it by the beneficiary of a sight draft and certificate(s) and documents strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, any L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and any L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit issued by such L/C Issuer or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, except in the case of gross negligence, bad faith, or willful misconduct on the part of such L/C Issuer.

      (g) Cash Collateral. Upon the occurrence of an Event of Default and demand by the Administrative Agent pursuant to Section 8.02(c) hereof (except in the case of an Event of Default specified in Section 8.01(g) or (h) hereof, without demand or taking of any other action by the Administrative Agent or a Lender) the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount).

      (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by a L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each Commercial Letter of Credit.

      (i) Standby Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Standby Letter of Credit on the actual daily maximum amount available to be drawn under each Standby Letter of Credit at a per annum percentage equal to the Applicable Rate for Eurodollar Rate Loans as in effect from time to time. Such fee for each Standby Letter of Credit shall be due and payable on each Quarterly Date, commencing with the first Quarterly Date to occur after the issuance of such Standby Letter of Credit, and ending on the Letter of Credit Expiration Date. If there is any change in the Applicable Rate during any quarter, the actual daily amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary fronting, issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to standby letters of credit issued by it as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.

      (j) Commercial Letter of Credit Fees. The Borrower shall pay directly to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Commercial Letter of Credit, equal to 1/5 of 1% per annum of the amount of such Commercial Letter of Credit (but in no event less than $150), due and payable on the issuance thereof. In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary fronting, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to commercial letters of credit issued by it as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.

      (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

      2.04 SWING LINE LOANS.

      (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a "Swing Line Loan") to the Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Outstanding Amount of Revolving Loans of the Swing Line Lender in its capacity as a Lender of Revolving Loans, may exceed the amount of such Lender's Revolving Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the aggregate Outstanding Amount of all Revolving Loans, Swing Line Loans and L/C Obligations shall not exceed the Aggregate Revolving Commitments and, (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Commitment, and provided, that the Swing Line Lender shall not make any Swing Line Loan to refinance an outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under
Section 2.05 hereof, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Swing Line Loan.

      (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone or electronic mail. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m., Dallas, Texas time, on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and
(ii) the requested borrowing date, which shall be a Business Day. Each such telephonic or electronic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic or electronically mailed Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 3:00 p.m., Dallas, Texas time, on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a) hereof, or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 4:00 p.m., Dallas, Texas time, on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds; provided, however, that this Section 2.04(b) shall not apply if Swing Line Borrowings are made automatically pursuant to a credit sweep in accordance with Swing Line Lender's treasury management system, if available.

      (c) Refinancing of Swing Line Loans.

            (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably requests the Swing Line Lender to act on its behalf in connection with Swing Line Loans), that each Lender make a Base Rate Loan in an amount equal to such Lender's Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in accordance with the requirements of Section 2.02 hereof, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02 hereof. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Loan notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 12:00 noon, Dallas, Texas time, on the day specified in such Loan notice, whereupon, subject to
      Section 2.04(c)(ii) hereof, each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

            (ii) If for any reason any Revolving Borrowing cannot be requested in accordance with Section 2.04(c)(i) hereof or any Swing Line Loan cannot be refinanced by such a Revolving Borrowing, the Revolving Loan Notice submitted by the Swing Line Lender shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) hereof shall be deemed payment in respect of such participation.

            (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i) hereof, the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause
      (iii) shall be conclusive absent manifest error.

            (iv) Each Lender's obligation to make Revolving Loans or to purchase and fund participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such purchase of participations shall not relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

      (d) Repayment of Participations.

            (i) At any time after any Lender has purchased and funded a participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participation was outstanding and funded) in the same funds as those received by the Swing Line Lender.

            (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender, each Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

      (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or participation pursuant to this
Section 2.04 to refinance such Lender's Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

      (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

      2.05 PREPAYMENTS.

      (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 12:00 noon, Dallas, Texas time, (A) two Business Days prior to any date of prepayment of Eurodollar Rate Loans, and (B) one Business Day prior to the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any voluntary or mandatory prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05 hereof. Each such prepayment shall be applied to the Revolving Loans of the Lenders in accordance with their respective Pro Rata Shares. Any mandatory prepayment required pursuant to
Section 2.05(c) or (d) hereof shall not be subject to any notice or minimum payment provisions of this Section 2.05(a).

      (b) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that
(i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m., Dallas, Texas time, on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

      (c) If for any reason the Outstanding Amount of all Revolving Loans, Swing Line Loans and L/C Obligations at any time exceeds the Aggregate Revolving Commitments then in effect, the Borrower shall immediately prepay Revolving Loans, Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess.

      (d) Within 10 Business Days of the receipt of Net Proceeds from the Disposition by the Borrower or any of its Subsidiaries of any Assets other than any Dispositions permitted under clauses (a) through (e) of Section 7.05 hereof, and clause (f) of Section 7.05 hereof to the extent that a prepayment under this
Section 2.05(d) is not required, the Borrower shall prepay Revolving Loans in an aggregate principal amount equal to 50% of such Net Proceeds. Each such mandatory prepayment shall be made and applied as provided in Section 2.06(c) hereof.

      2.06 REDUCTION OR TERMINATION OF REVOLVING COMMITMENTS.

      (a) The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or permanently reduce the Aggregate Revolving Commitments to an amount not less than the then Outstanding Amount of all Revolving Loans, Swing Line Loans and L/C Obligations; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m., five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent shall promptly notify the Lenders of any such notice of reduction or termination of the Aggregate Revolving Commitments.

      (b) The Aggregate Revolving Commitments shall also be permanently reduced by the amount of Revolving Loans required to be prepaid (whether or not any Revolving Loans are then outstanding) pursuant to Section 2.05(d) hereof.

      (c) Any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Lender according to its Pro Rata Share. All fees accrued until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination. Once reduced in accordance with this Section, the Aggregate Revolving Commitments may not be increased except pursuant to Section 2.14.

      2.07 REPAYMENT OF LOANS.

      (a) The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Revolving Loans outstanding on such date.

      (b) The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten days after such Swing Line Loan is made and (ii) the Maturity Date.

      2.08 INTEREST.

      (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the lesser of (y) the Highest Lawful Rate or (z) the Eurodollar Rate for such Interest Period plus the Applicable Rate for Eurodollar Rate Loans; and (ii) each Base Rate Loan (including each Swing Line Loan) shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the lesser of (y) the Highest Lawful Rate or (z) the Base Rate plus the Applicable Rate for Base Rate Loans.

      (b) Upon the request of the Required Lenders, while any Event of Default exists or after acceleration, the Borrower shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the lesser of (y) the Highest Lawful Rate or (z) the Default Rate, to the fullest extent permitted by Applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

      (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

      2.09 FEES. In addition to certain fees described in subsections (i) and
(j) of Section 2.03:

      (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a per annum Commitment Fee (herein so called) equal to the Applicable Rate for Commitment Fees times the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (i) the Outstanding

Amount of Revolving Loans, (ii) the Outstanding Amount of Swing Line Loans and
(iii) the Outstanding Amount of L/C Obligations. The Commitment Fee shall accrue at all times from the Closing Date until the Maturity Date and shall be due and payable quarterly in arrears on each Quarterly Date, commencing with the first Quarterly Date to occur after the Closing Date, and on the Maturity Date. The Commitment Fee shall be calculated quarterly in arrears and shall accrue at all times, including at any time during which one or more of the conditions in
Article IV is not met.

      (b) Agent Fee Letter. The Borrower shall pay to (i) the Administrative Agent for the Administrative Agent's own account, the fees in the amounts and at the times specified in the letter agreement, dated December 23, 2004 between the Borrower and Wells Fargo, (ii) JPMorgan Chase Bank, N.A., for its own account, the fees in the amounts and at the times specified in the letter agreement, dated December 23, 2004, between the Borrower and JPMorgan Chase Bank, N.A. (collectively, the "Agent Fee Letters"). Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

      2.10 COMPUTATION OF INTEREST AND FEES. Subject to Section 10.10 hereof, computation of interest on Eurodollar Rate Loans shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

      2.11 EVIDENCE OF DEBT.

      (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans and L/C Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of such Lender shall control. Upon the request of any Lender made through the Administrative Agent, such Lender's Loans may be evidenced by a Revolving Loan Note and/or a Swing Line Note, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

      (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control.

      2.12 PAYMENTS GENERALLY.

      (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m., Dallas, Texas time, on the date specified herein. The Administrative Agent will promptly, and in any event within the same business day, distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m., Dallas, Texas time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. The Borrower authorizes the Administrative Agent to charge the account of the Borrower maintained with Wells Fargo (as of the Closing Date, such account is number #4761053503) for each payment of principal, interest and fees as it becomes due hereunder.

      (b) Subject to the definition of "Interest Period," if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

      (c) If, at any time after an Event of Default (but prior to (A) the exercise of remedies provided for in Section 8.02 or (B) the Loans becoming automatically due and payable and the L/C Obligations becoming automatically required to be cash collateralized as set forth in the proviso to Section 8.02), insufficient funds under this Agreement are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward costs and expenses (including Attorney Costs and amounts payable under Article III) incurred by the Administrative Agent and each Lender in respect of this Agreement, (ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

      (d) Unless the Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

            (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

            (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Revolving Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefore, the Administrative Agent may make a demand therefore upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

      (e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

      (f) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Loan or purchase its participation.

      (g) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

      2.13 SHARING OF PAYMENTS. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of any Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loan or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefore, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09 hereof with respect to such participation) as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

      3.01 TAXES.

      (a) Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office or any other jurisdictions in which the Administrative Agent or such Lender transacts business (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions,

(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

      (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

      (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent (for the account of such Lender) or to such Lender, at the time interest on the Obligations is paid, such additional amount that such Lender specifies as reasonably necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Lender would have received if such Taxes or Other Taxes had not been imposed, with the computation of such additional amount to be set forth in writing, certified by such Lender, and delivered to the Borrower.

      (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) hereof and (iii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefore.

      (e) Each Lender (and the Administrative Agent with respect to payments to the Administrative Agent for its own account) agrees that (i) it will take all reasonable actions by all usual means to maintain all exemptions, if any, available to it from United States withholding taxes (whether available by treaty, existing administrative waiver, or by virtue of the location of any Lender's Lending Office) and (ii) otherwise cooperate with the Borrower to minimize amounts payable by the Borrower under this Section 3.01; provided, however, the Lenders and the Administrative Agent shall not be obligated by reason of this Section 3.01(e) to contest the payment of any Taxes or Other Taxes or to disclose any information regarding its tax affairs or tax computation or reorder its tax or other affairs or tax or other planning. Subject to the foregoing, to the extent the Borrower pays sums pursuant to this
Section 3.01 and the Lender or the Administrative Agent receives a refund of any or all of such sums, such refund shall be applied to reduce any amounts then due and owing under this Agreement or, to the extent that no amounts are due and owing under this Agreement at the time such refunds are received, the party receiving such refund shall promptly pay over all such refunded sums to the Borrower, provided no Default or Event of Default is in existence at such time.

      3.02 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore Dollar market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, with the computation of such additional amount to be set forth in writing, certified by such Lender, and delivered to the Borrower, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay interest then accrued on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

      3.03 INABILITY TO DETERMINE RATES. If the Administrative Agent determines in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the applicable offshore Dollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for such Eurodollar Rate Loan, or (c) the Eurodollar Rate for such Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly notify the Borrower and all Lenders. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Revolving Borrowing, conversion or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Revolving Borrowing of Base Rate Loans in the amount specified therein, provided that the Borrower shall not be liable for any Consequential Loss in connection with any such deemed conversion.

      3.04 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY; RESERVES ON EURODOLLAR RATE LOANS.

      (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section
3.01 hereof shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United

States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c) hereof), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction, with the computation of such additional amount to be set forth in writing, certified by such Lender, and delivered to the Borrower. The affected Lender will as soon as practicable notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the good faith judgment of such Lender, be materially disadvantageous to such Lender.

      (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender with respect to this Agreement as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender, with the computation of such additional amount to be set forth in writing, certified by such Lender, and delivered to the Borrower (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

      (c) The Borrower shall pay to each Lender, as long as such Lender shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be controlling, in absence of error), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender, with the computation of such additional amount to be set forth in writing, certified by such Lender, and delivered to the Borrower. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

      (d) Notwithstanding anything to the contrary in this Section 3.04, the Borrower shall not be liable with respect to any amounts that were incurred or accrued more than (90) days prior to the date of the sending of the notice to the Borrower under subsection (a), (b) or (c) of this Section 3.04, as the case may be.

      3.05 FUNDING LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for the Consequential Loss incurred by it as a result of:

      (a) any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Eurodollar Rate Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

      (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurodollar Rate Loan on the date or in the amount notified by the Borrower; or

      (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefore as a result of a request by the Borrower pursuant to Section 10.16 hereof.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

      3.06 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

      (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder and the detailed computation of such amount or amounts shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

      (b) Upon any Lender's making a claim for compensation under Section 3.01,
3.02 or 3.04 hereof, the Borrower may remove or replace such Lender in accordance with Section 10.16 hereof.

      3.07 SURVIVAL. All of the Borrower's obligations under this Article III shall survive termination of the Revolving Commitments and payment in full of all the other Obligations.

                                  ARTICLE IV.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

      4.01 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

      (a) Unless waived by all the Lenders (or by the Administrative Agent with respect to immaterial matters or items specified in clause (v) or (vi) below with respect to which the Borrower has given assurances satisfactory to the Administrative Agent that such items shall be delivered promptly following the Closing Date), the Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

            (i) executed counterparts of this Agreement and the Guaranty, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

            (ii) Revolving Loan Notes executed by the Borrower in favor of each Lender, each in a principal amount equal to such Lender's Revolving Commitment;

            (iii) a Swing Line Note executed by the Borrower in favor of the Swing Line Lender in the principal amount of the Swing Line Sublimit;

            (iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

            (v) such evidence as the Administrative Agent may reasonably require to verify that each Loan Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including certified copies of each Loan Party's Organization Documents, certificates of good standing and/or qualification to engage in business and tax clearance certificates;

            (vi) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) hereof have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements which has or could be reasonably expected to have a Material Adverse Effect;

            (vii) opinions of counsel to each Loan Party in form and substance reasonably satisfactory to the Administrative Agent;

            (viii) evidence that any Indebtedness not otherwise permitted hereunder has been or concurrently with the Closing Date is being terminated and all obligations thereunder have been or concurrently with the Closing Date are being paid in full;

            (ix) the Officer's Certificate executed by the chief executive officer of the Borrower; and

            (x) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, each L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

     (b) All fees under the Agent Fee Letters required to be paid on or before the Closing Date shall have been paid.

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

     (c) Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced at least two days prior to the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

      4.02 CONDITIONS TO ALL CREDIT EXTENSIONS AND CONVERSIONS AND CONTINUATIONS. The obligation of each Lender to honor any Request for Credit Extension is subject to the following conditions precedent:

      (a) The representations and warranties of the Borrower contained in
Article V, or which are contained in any document furnished at any time under or in connection herewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of
Section 5.05 hereof shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section
6.01 hereof.

      (b) No Default or Event of Default shall exist, or would result from such proposed Credit Extension.

      (c) After giving effect to any Request for Credit Extension, the aggregate amount of outstanding Indebtedness of the Borrower and its Subsidiaries is permitted under the Note Agreements.

      (d) The Administrative Agent and, if applicable, a L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) hereof have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Administrative Agent and the Lenders that:

      5.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. Each Loan Party (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all governmental licenses, authorizations, consents and approvals necessary to (i) own its assets, carry on its business and (ii) execute, deliver, and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws (including, without limitation, all federal and state registrations required by any anti-money laundering Laws), except in each case referred to in clause (b)(i),
(c) or this clause (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

      5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) materially conflict with or result in any breach or contravention of, or the creation of any Lien under, any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or (c) violate any Law.

      5.03 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

      5.04 BINDING EFFECT. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject as to enforcement of remedies to (a) any Debtor Relief Laws and (b) general principles of equity, whether applied by a court of law or equity.

      5.05 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

      (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness in accordance with GAAP consistently applied throughout the period covered thereby.

      (b) Since the date of the Audited Financial Statements, there has been no event or circumstance that has or could reasonably be expected to have a Material Adverse Effect.

      5.06 LITIGATION. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues which (a) purport to affect or pertain to this

Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) individually or collectively, could reasonably be expected to have a Material Adverse Effect.

      5.07 NO DEFAULT. Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation which in the Borrower's reasonable judgment would have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

      5.08 OWNERSHIP OF PROPERTY; LIENS. The Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Borrower and its Subsidiaries will be subject to no Liens, other than Permitted Liens.

      5.09 ENVIRONMENTAL COMPLIANCE. The Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims would not, individually or in the aggregate, have a Material Adverse Effect.

      5.10 INSURANCE. The properties of the Borrower and its Subsidiaries are insured with reputable national insurance companies, not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies of similar financial condition and strength engaged in similar businesses and owning similar properties in localities where the Borrower or its Subsidiaries operate.

      5.11 TAXES. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

      5.12 ERISA COMPLIANCE.

      (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan. Each Foreign Plan is in compliance with applicable laws of any applicable foreign jurisdictions, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

      (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could be reasonably expected to result in a Material Adverse Effect.

      (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

      5.13 SUBSIDIARIES. As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Schedule 1.01 and has no equity investments in any other corporation or entity other than those specifically disclosed in Schedule 5.13.

      5.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

      (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), or extending credit for the purpose of purchasing or carrying margin stock.

      (b) None of the Borrower, any Person controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

      5.15 NO FINANCING OF CORPORATE TAKEOVERS. No proceeds of any Credit Extension will be used to acquire any security in any transaction which is subject to Section 13 or 14 of the Exchange Act, including particularly (but without limitation) Sections 13(d) and 14(d) thereof, except as otherwise permitted pursuant to Section 7.03(f) hereof.

      5.16 INSIDER. The Borrower is not, and no Person having "control" (as that term is defined in 12 U.S.C. Section 375(b)(5) or in regulations promulgated pursuant thereto) of the Borrower is, an "executive officer", "director", or "person who directly or indirectly or in concert with one or more persons owns, controls, or has the power to vote more than 10% of any class of voting securities" (as those terms are defined in 12 U.S.C. Section 375(b) or in regulations promulgated pursuant thereto) of any Lender, of a bank holding company of which any Lender is a subsidiary, or of any bank at which Lender maintains a correspondent account.

      5.17 DISCLOSURE. No statement, information, report, representation, or warranty made by any Loan Party in any Loan Document or furnished to the Administrative Agent or any Lender by or on behalf of any Loan Party in connection with any Loan Document contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made and at the time at which they were made, not misleading. There is no fact (excluding economic conditions not peculiar to the Borrower or any Subsidiary) known to the Borrower or any of its Subsidiaries and not known to the public generally which materially adversely affects its assets or in the future may reasonably be expected to (so far as the Borrower or any of its Subsidiaries can now foresee) result in a Material Adverse Effect, which has not been disclosed to the Administrative Agent and the Lenders by or on behalf of the Borrower or any of its Subsidiaries prior to the Closing Date in connection with the transactions contemplated hereby.

      5.18 INTELLECTUAL PROPERTY; LICENSES, ETC. The Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

      5.19 BUSINESSES. The Borrower is presently engaged directly or through wholly-owned Subsidiaries in (a) the pawn shop business, (b) the business of cashing checks and conducting related cash dispensing transactions, (c) the business of making and collecting short term consumer loans, (d) the business of offering money order, wire transfer and pre-paid card related services to its customers and (e) other activities related to short term consumer financing and general consumer financial services.

      5.20 COMMON ENTERPRISE. The Borrower and its Subsidiaries are engaged in the businesses set forth in Section 5.19 hereof as of the Closing Date, as well as in certain other businesses. These operations require financing on a basis such that the credit supplied can be made available from time to time to the Borrower and various of its Subsidiaries, as required for the continued successful operation of the Borrower and its Subsidiaries as a whole. The Borrower has requested the Lender to make credit available hereunder primarily for the purposes of financing the operations of the Borrower and its Subsidiaries. The Borrower and each of its Subsidiaries expects to derive benefit (and the Board of Directors of the Borrower and each of its Subsidiaries has determined that such Subsidiary may reasonably be expected to derive benefit), directly or indirectly, from the credit extended by the Lenders hereunder, both in its separate capacity and as a member of the group of companies, since the successful operation and condition of the Borrower and each of its Subsidiaries is dependent on the continued successful performance of the functions of the group as a whole.

      5.21 SOLVENT. The Borrower is, and the Borrower and its Subsidiaries are on a consolidated basis, Solvent.

                                   ARTICLE VI.
                              AFFIRMATIVE COVENANTS

      So long as any Lender shall have any Revolving Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:

      6.01 FINANCIAL STATEMENTS. The Borrower shall deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

      (a) as soon as available, but in any event within 45 days after the end of each of the first three (3) quarterly fiscal periods of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal period, and consolidated statements of income, retained earnings and cash flows of the Borrower and its Consolidated Subsidiaries for that quarterly fiscal period and for that portion of the fiscal year then ended, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

      (b) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the close of such fiscal year, and consolidated statements of income, retained earnings and cash flows of the Borrower and its Consolidated Subsidiaries for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders (the "Accounting Firm"), which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions not reasonably acceptable to the Required Lenders.

      6.02 CERTIFICATES; OTHER INFORMATION. The Borrower shall deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

      (a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) hereof, a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

      (b) promptly after requested by the Administrative Agent or any Lender, copies of any detailed audit reports or management letters submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

      (c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

      (d) as soon as available, but in any event not later than the earlier of
(i) 90 days after the end of each fiscal year of the Borrower or (ii) promptly after receiving board approval, projected annual consolidated balance sheets, and statements of income of the Borrower and its Consolidated Subsidiaries for the immediately succeeding fiscal year;

      (e) simultaneously with the providing to Teachers or any other Person in connection with the Note Agreements, or any of the "Loan Documents" as referred to therein, or any Additional Senior Debt, of each notice of default or potential default, and each request for amendment, consent or waiver, provide the Lenders with a copy of such notice or request, together with any other information reasonably requested by Administrative Agent or the Required Lenders with respect thereto;

      (f) concurrently with the delivery of the financial statements referred to in Section 6.01(b), an Officer's Certificate signed by the chief executive officer of the Borrower; and

      (g) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary as the Administrative Agent or any Lender may from time to time reasonably request.

      Documents required to be delivered pursuant to Section 6.01(a) or (b) or
Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower's behalf on http://www.sec.gov; provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and
(ii) the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

      In addition, documents delivered by the Borrower to the Administrative Agent pursuant to clauses (a), (b), and (d) through (f) of Section 6.02 may be made available to the Lenders through the Platform in accordance with the provisions of Section 10.02(c).

      6.03 NOTICES. The Borrower shall promptly notify the Administrative Agent and each Lender:

      (a)  of the occurrence of any Default or Event of Default;

      (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) any changes in its consolidated financial condition or its business (ii) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (iii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iv) the commencement of, or any material development in, any litigation, investigation, or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

      (c) of any litigation, investigation or proceeding affecting any Loan Party in which the damages, penalties, fines or other sanctions could reasonably be expected to exceed $5,000,000 (to the extent not covered by independent third-party insurance);

      (d) of the occurrence of any ERISA Event; and

      (e) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) hereof shall describe with particularity any and all provisions of this Agreement or other Loan Document that have been breached.

      6.04 PAYMENT OF OBLIGATIONS. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness; provided, however, that the Borrower and each Subsidiary shall not be required to pay any such amount if and so long as the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and appropriate accruals and reserves therefor have been established in accordance with GAAP.

      6.05 PRESERVATION OF EXISTENCE, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization; take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except in a transaction permitted by Section
7.04 or 7.05 hereof or except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and preserve or renew all of its registered patents, trademarks, trade names and

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

service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

      6.06 MAINTENANCE OF PROPERTIES. Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, the Borrower shall, and shall cause each of its Subsidiaries to, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

      6.07 MAINTENANCE OF INSURANCE. The Borrower shall, and shall cause each of its Subsidiaries to, maintain with reputable national insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons of similar financial condition and strength engaged in the same or similar business and owning similar properties in localities where the Borrower or its Subsidiaries operate, of such types and in such amounts (it being acknowledged by the Lenders that the Borrower maintains self-insurance with respect to inventory which the Borrower has represented pursuant to Section 5.10 is compatible with the standards set forth herein) as are customarily carried under similar circumstances by such other Persons.

      6.08 COMPLIANCE WITH LAWS. The Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with the requirements of all Laws applicable to it or to its business or property (including, without limitation, all federal and state registrations required by anti-money laundering Laws), except in such instances in which (i) such requirement of Law is being contested in good faith or a bona fide dispute exists with respect thereto; or (ii) the failure to comply therewith could not be reasonably expected to have a Material Adverse Effect.

      6.09 BOOKS AND RECORDS. The Borrower shall, and shall cause each of its Subsidiaries to, maintain books, records and accounts with respect to itself and the Subsidiaries which, in reasonable detail, accurately and fairly reflect their transactions and dispositions of their assets, and maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in accordance with GAAP, and (ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      6.10 INSPECTION RIGHTS. The Borrower shall, and shall cause each of its Subsidiaries to, subject to Section 10.08 hereof, permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Lenders and at such reasonable times during normal business hours and as often as may be reasonably desired, upon request of the Required Lenders

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

or the Administrative Agent and reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

      6.11 COMPLIANCE WITH ERISA. The Borrower shall do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law and maintain each Foreign Plan in compliance in all material respects with all applicable laws; (b) preclude each Plan which is qualified under Section 401(a) of the Code from being determined to be disqualified in any final assessment by the IRS; (c) make all required contributions to any Plan subject to Section 412 of the Code; and (d) make all contributions required under its Foreign Plans, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

      6.12 USE OF PROCEEDS. The Borrower shall use the proceeds of the Credit Extensions (i) to consummate Acquisitions permitted hereunder, (ii) to refinance certain existing indebtedness of the Borrower and (iii) for working capital and other general corporate purposes not in contravention of any Law or of any Loan Document.

      6.13 FURTHER ASSURANCES. Upon the reasonable request of the Administrative Agent, the Borrower will duly execute and deliver to the Administrative Agent any and all such further instruments and documents (in form and substance reasonably satisfactory to the Borrower) as may be necessary or advisable, in the opinion of the Administrative Agent, to obtain the full benefits of the Loan Documents.

      6.14 NOTICE OF FORMATION OF SUBSIDIARY. Promptly upon the formation of any Subsidiary and in any event within 30 days after such formation, the Borrower shall give the Administrative Agent written notice thereof.

      6.15 NEW DOMESTIC SUBSIDIARIES. The Borrower shall cause each Domestic Subsidiary which the Borrower or any of its Subsidiaries forms or acquires during the term of this Agreement to execute and deliver to the Administrative Agent a Guaranty, together with a certified copy of a resolution of the board of directors (or other authorizing document of the appropriate governing body or Person) of such Domestic Subsidiary authorizing the execution and delivery of the Guaranty and the performance of its terms, together with such other opinions, certificates, and documents as the Administrative Agent may reasonably request.

      6.16 OPINIONS REGARDING OBLIGATIONS OF GUARANTORS. Within forty-five (45) days after written request by the Required Lenders, which the Required Lenders shall be entitled to make at any time, the Borrower shall obtain or cause to be provided in favor of Lenders an opinion of local counsel satisfactory to the Required Lenders for any of the Guarantors that opines (a) to such Guarantor's
(i) existence and good standing in its jurisdiction of formation, (ii) due authority to execute the Guaranty, and (iii) due execution, delivery and performance of the Guaranty and (b) to the enforceability of the Guaranty against such Guarantor; provided that Borrower shall be obligated to provide no more than one opinion of local counsel as to each Guarantor at any time during the period in which this Agreement is in effect.

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

      6.17 INTEREST RATE PROTECTION. The Borrower shall maintain in effect at all times after the Closing Date, one or more Interest Rate Protection Agreements on such terms and with parties as shall be reasonably satisfactory to the Administrative Agent, the effect of which (when taken together with the other fixed rate debt and interest rate protection agreements) shall be to fix or limit the interest cost to the Borrower with respect to at least 40% of the outstanding Funded Debt of the Borrower.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

      So long as any Lender shall have any Revolving Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:

      7.01 LIENS. The Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than (a) Permitted Liens, and (b) Liens on assets securing Indebtedness permitted to be assumed pursuant to Section 7.02(n) hereof, provided that such Liens are fully paid and released within sixty (60) days after any such Acquisition. The Borrower shall not, and shall not permit any Subsidiary to, become subject to a Negative Pledge Agreement except pursuant to the Private Placement Debt, and any Additional Senior Debt permitted by Section 7.02(l).

      7.02 INDEBTEDNESS. The Borrower shall not, and shall not permit any Subsidiary to, incur, create, contract, waive, assume, have outstanding, guarantee or otherwise be or become liable, directly or indirectly, in respect of any Indebtedness, except for

      (a) the Obligations arising out of or in connection with this Agreement and the other Loan Documents,

      (b) Capital Leases and purchase money Indebtedness, provided that the aggregate amount of such Indebtedness which is purchase money Indebtedness plus the aggregate amount of Capital Leases shall not exceed $15,000,000 at any time,

      (c) current liabilities for taxes and assessments incurred in the ordinary course of business, and other liabilities for unpaid taxes being contested in good faith by the Borrower or any Subsidiary for which sufficient reserves have been established,

      (d) current amounts payable or accrued for other claims (other than for borrowed funds or purchase money obligations) incurred in the ordinary course of business, provided that all such liabilities, accounts and claims shall be promptly paid and discharged when due or in conformity with customary trade terms, except for those being contested in good faith by the Borrower or a Subsidiary for which sufficient reserves have been established,

      (e) contingent liabilities resulting from the endorsement of negotiable instruments in the ordinary course of business,

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

      (f) intercompany loans and advances, provided that the aggregate amount of outstanding loans and advances by the Borrower and Domestic Subsidiaries to Foreign Subsidiaries after the Closing Date shall not exceed $10,000,000 in aggregate principal amount at any time, and provided further that such intercompany loans and advances may exceed $10,000,000 in aggregate principal amount so long as an amount equal to such excess amount is re-invested by one or more Foreign Subsidiaries in the Borrower or a Guarantor within a maximum of 30 days after to the making of such loan or advance;

      (g) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Interest Rate Protection Agreement, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person and not for purposes of speculation; and (ii) such Interest Rate Protection Agreement does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party,

      (h) Guaranty Obligations permitted under Section 7.17 hereof,

      (i) the Private Placement Debt,

      (j) with respect to Temporary Cash Investments, short term Indebtedness not constituting "margin loans" and not exceeding $5,000,000 at any time in the aggregate owed by the Borrower or a Consolidated Subsidiary to the broker or investment firm which is holding assets for the account of the Borrower or a Consolidated Subsidiary, but only to the extent that such Indebtedness is to be repaid, in the ordinary course of business, by the collection or liquidation of such assets at the maturity of such assets,

      (k) Subordinated Debt, provided that prior to the issuance thereof, the Borrower has delivered to the Administrative Agent a Compliance Certificate which indicates that on a pro forma basis after taking into account the issuance of such Subordinated Debt and the use of the proceeds thereof, there shall occur no Default or Event of Default,

      (l) Additional Senior Debt of the Borrower, provided that prior to the incurrence thereof, the Borrower has delivered to the Administrative Agent a Compliance Certificate which indicates that on a pro forma basis after taking into account the incurrence of such Additional Senior Debt and the use of the proceeds thereof, there shall occur no Default or Event of Default,

      (m) intercompany payables for the purchase of goods and services in the ordinary course of business,

      (n) Indebtedness assumed in Acquisitions permitted pursuant to Section 7.03(f) hereof not to exceed $10,000,000 in aggregate principal amount, provided
(i) at the time of the assumption thereof and immediately thereafter after giving effect thereto, no Default or Event of Default shall exist and (ii) such Indebtedness shall be paid in full within sixty (60) days of such Acquisition,

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

      (o) Guaranty Obligations of the Borrower and the Subsidiaries in respect of Indebtedness otherwise permitted under this Section 7.02,

      (p) intercompany loans and advances among Foreign Subsidiaries,

      (q) Indebtedness of the Borrower in respect of the Cashland Seller Note;

      (r) obligations in respect of earnout or similar payments payable in cash or which may be payable in cash at the seller's or obligee's option; and

      (s) surety bonds delivered by the Borrower or any Subsidiary in the ordinary course of business.

      7.03 INVESTMENTS. The Borrower shall not, and shall not permit any Subsidiary to, make or have outstanding Investments in or to any Person, except for

      (a) pawn transactions, pawn loans and other short-term consumer loans in the ordinary course of its day to day business,

      (b) ownership of Capital Stock of Domestic Subsidiaries which, promptly after the formation or acquisition thereof, execute a Guaranty,

      (c) ownership of Capital Stock of Foreign Subsidiaries, provided that the aggregate amount of such Investments made after the Closing Date, and Acquisitions made pursuant to Section 7.03(f) hereof, which are of assets or entities which are outside the United States, shall not exceed 10% of Net Worth in aggregate principal amount at any time,

      (d) Temporary Cash Investments and such other "cash equivalent" investments as the Required Lenders may from time to time approve,

      (e) Investments for the purchase of real estate, provided that (x) such Investments shall only be for the purpose of operating one or more of the types of business permitted under clauses (a) through (c) of Section 5.19 located or to be located on such real estate, (y) the cumulative amount of such Investments made after the Closing Date, shall not exceed $15,000,000, and (z) clause (y) immediately preceding notwithstanding, the maximum amount of such Investments made for the purchase of real estate where one or more of the types of business permitted under clauses (a) through (c) of Section 5.19 are not existing thereon at the time of such purchase or cannot reasonably be expected to be established thereon within twelve months following such purchase, shall not exceed $7,500,000;

      (f) Acquisitions, provided (i) at time of such Acquisition and after giving effect thereto, no Default or Event of Default shall exist, (ii) the assets, property or business being acquired shall be in one or more of the types of businesses described in clauses (a) through (c) of Section 5.19 hereof, (iii) such Acquisition shall not be opposed by the board of directors (or other governing body) of the Person being acquired, (iv) promptly upon becoming available and in any event within five (5) days prior to any proposed Acquisition for which the aggregate Acquisition Consideration for such Acquisition is equal to or greater than $15,000,000, the Administrative Agent shall have received a pro forma Compliance Certificate setting forth the

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

covenant calculations both immediately prior to and after giving effect to the proposed Acquisition and certifying that no Default or Event of Default exists or would occur as a result therefrom, and (v) the Acquisition Consideration for any single Acquisition shall not exceed 17.5% of Net Worth immediately preceding the Acquisition without the Required Lenders approval,

      (g) Investments after the Closing Date by the Borrower in Domestic Subsidiaries,

      (h) intercompany receivables as a result of the transfer of goods and property in the ordinary course of business, (i) other Investments permitted under Section 7.04 hereof,

      (j) Investments in existence as of the Closing Date, (including existing loans to officers of the Borrower and Subsidiaries for the purchase of Capital Stock of the Borrower to the extent not otherwise prohibited by Applicable Law), and listed on Schedule 7.03(j),

      (k) Investments as a result of intercompany loans and advances to Foreign Subsidiaries permitted under Section 7.02(f) hereof;

      (l) the Existing Foreign Investments; and

      (m) other Investments in activities directly related to the types of business permitted under Section 5.19 hereof, provided that such Investments shall not exceed $7,500,000 in aggregate principal amount at any time.

      7.04 FUNDAMENTAL CHANGES. The Borrower shall not, and shall not permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default or Event of Default exists or would result therefrom:

      (a) any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, (ii) any Guarantor, or
(iii) in the case of any such Subsidiary that is a Foreign Subsidiary, any Subsidiary;

      (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to a Guarantor; and

      (c) the Borrower and any Subsidiary may make Dispositions permitted pursuant to Section 7.05 hereof.

      7.05 DISPOSITIONS. The Borrower shall not, and shall not permit any Subsidiary to, make any Disposition or enter into any agreement to make any Disposition, except:

      (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

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

      (b) Dispositions of inventory and other property in the ordinary course of business for fair consideration;

      (c) Dispositions permitted under Section 7.04 and Dispositions to a wholly-owned Domestic Subsidiary which is a Guarantor;

      (d) Dispositions of Capital Stock of the Borrower and Dispositions of Capital Stock of a Subsidiary to the Borrower or to another Subsidiary;

      (e) Dispositions permitted under Section 7.14;

      (f) Dispositions of Assets (including Capital Stock of a Subsidiary other than to the Borrower or another Subsidiary) not otherwise permitted in clauses
(a) through (e) above, so long as (i) at the time of such Disposition and after giving effect thereto, no Default or Event of Default shall exist and (ii) to the extent the aggregate Net Proceeds of Dispositions during any fiscal year exceed 7.5% of Net Worth as of the last day of the immediately preceding fiscal year, the mandatory prepayments required pursuant to Section 2.05(d) hereof are made; provided, however, notwithstanding anything in this Section 7.05(f) to the contrary, in no event shall the aggregate Net Proceeds of Dispositions not otherwise permitted in clauses (a) through (e) above during any fiscal year exceed 15% of Net Worth as of the last day of the immediately preceding fiscal year without the prior consent of the Required Lenders;

provided, however, that any Disposition pursuant to clauses (a) through (f) shall be for fair market value.

      7.06 RESTRICTED PAYMENTS. The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly pay any Restricted Payment; provided, however, (a) any Subsidiary may declare and pay Dividends to or for the benefit of the Borrower or any Guarantor, (b) the Borrower may (i) declare Dividends (including the repurchase of Capital Stock of the Borrower), and (ii) make regularly scheduled principal payments on Subordinated Debt in existence as of the Closing Date in both cases taken together in an aggregate amount not to exceed the sum of (A) $16,500,000 plus (B) 50% of cumulative Net Income after the Closing Date, and (c) the Borrower may repay the Cashland Seller Note and any repayments on the Cashland Seller Note shall not apply against the dollar limitations set forth in (ii)(A) and (B) above; provided, further, the Borrower shall make no Restricted Payments unless there shall exist no Default or Event of Default prior to or after giving effect to any proposed Restricted Payment.

      7.07 ERISA. The Borrower shall not, and shall not permit any Subsidiary to, at any time engage in a transaction which could be subject to Section 4069 or 4212(c) of ERISA, or permit any Plan to (a) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (b) fail to comply in any material respect with ERISA or any other applicable Laws; or (c) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), which, with respect to each event listed above, could be reasonably expected to have a Material Adverse Effect.

      7.08 CHANGE IN NATURE OF BUSINESS. The Borrower shall not, and shall not permit any Subsidiary to, engage in any material line of business substantially different from those lines of

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

business conducted by the Borrower and its Subsidiaries on the date hereof and businesses reasonably related thereto.

      7.09 TRANSACTIONS WITH AFFILIATES. The Borrower shall not, and shall not permit any Subsidiary to, enter into any transaction of any kind with any Affiliate of the Borrower, other than arm's-length transactions with Affiliates, transactions otherwise permitted hereunder and transactions with Affiliates in the ordinary course of business.

      7.10 BURDENSOME AGREEMENTS. The Borrower shall not, and shall not permit any Subsidiary to enter into any Contractual Obligation that limits the ability of any Subsidiary to make Dividends or other Dispositions to the Borrower or to otherwise transfer property to the Borrower.

      7.11 USE OF PROCEEDS. The Borrower shall not, directly or indirectly, use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

      7.12 AMENDMENT OF ORGANIZATION DOCUMENTS AND FISCAL YEAR. The Borrower shall not, and shall not permit any Subsidiary to, amend, modify, or waive any of its rights under any Organization Documents in a manner adverse to the Lenders. The Borrower shall not, and shall not permit any Subsidiary to, change its fiscal quarters or fiscal year, except after providing 30 days prior written notice to Lenders and provided such change does not have the effect of delaying or otherwise curing a Default or Event of Default that would have otherwise existed.

      7.13 AMENDMENT OF SUBORDINATED DEBT. The Borrower shall not, and shall not permit any Subsidiary to, change or amend (or take any action or fail to take any action the result of which is an effective amendment or change) or accept any waiver or consent with respect to, any document, instrument, or agreement relating to any Subordinated Debt that would result in (a) an increase in the principal, interest, overdue interest, fees or other amounts payable under any Subordinated Debt, (b) an acceleration in any date fixed for payment or prepayment of principal, interest, fees or other amounts payable under any Subordinated Debt (including, without limitation, as a result of any redemption), (c) a change in any of the subordination provisions of any Subordinated Debt, (d) a change in any defined term, covenant, term or provision in any Subordinated Debt which would result in such term or provision being more restrictive than the existing terms of such Subordinated Debt or the terms of this Agreement, or (e) a change in any term or provision of any Subordinated Debt that could reasonably be expected to have a material adverse effect on the interest of the Lenders.

      7.14 SALE AND LEASEBACK. The Borrower shall not, and shall not permit any Subsidiary to, enter any arrangement whereby it sells or transfers any of its Assets, and thereafter rents or leases those Assets except for the sale and leaseback of operating facilities so long as the aggregate amount of such sale and leasebacks made after the Closing Date, shall not exceed $25,000,000.

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

      7.15 ALTERATION OF MATERIAL AGREEMENTS. The Borrower will not, and will not permit any Subsidiary to, consent to or permit any alterations, amendments, modifications, releases, waivers or terminations of any material agreement to which it is a party, including but not limited to the Note Agreements, the Private Placement Debt and the Additional Senior Debt, if such alterations, amendments, modification, releases, waivers or terminations would have a Material Adverse Effect.

      7.16 STRICT COMPLIANCE. If any action or failure to act by the Borrower violates any covenant or obligation of the Borrower contained herein, then such violation shall not be excused by the fact that such action or failure to act would otherwise be permitted by any covenant (or exception to any covenant) other than the covenant violated.

      7.17 GUARANTIES. The Borrower will not, and will not permit any Subsidiary to, become or be liable in respect of any Guaranty Obligation, except for (i) the Guaranty, (ii) guaranties of Indebtedness to extent such Indebtedness is permitted pursuant to Section 7.02 hereof), and (iii) additional limited guaranties of the Borrower, provided that the aggregate Indebtedness guaranteed by such additional limited guaranties at any time shall not exceed $5,000,000, and provided further that within five (5) days after the execution of each guaranty by the Borrower for Indebtedness in excess of $2,500,000, the Borrower shall provide each of the Lenders with a copy of such executed guaranty.

      7.18 FINANCIAL COVENANTS.

      (a) Maximum Leverage Ratio. The Borrower shall not permit the Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than
2.75 to 1.00:

      (b) Minimum Fixed Charge Coverage Ratio. The Borrower shall not permit the Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 1.75 to 1.00.

      (c) Minimum Net Worth. The Borrower shall not permit Net Worth to be less than the sum of (i) $270,000,000, plus (ii) 50% of Net Income (with no deduction for net losses during any quarterly period) earned after September 30, 2004, plus (iii) 100% of the Net Proceeds received by the Borrower and its Subsidiaries from the issuance and sale of Capital Stock of the Borrower or any Subsidiary (other than issuance to the Borrower or a wholly-owned Subsidiary), including any conversion of debt securities of the Borrower into such Capital Stock after September 30, 2004.

                                 ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

      8.01 EVENTS OF DEFAULT. Any of the following shall constitute an Event of
Default:

      (a) The Borrower fails to pay when due (i) any principal of, or interest on any Loan or any L/C Obligation or (ii) any fee, expense, reimbursement obligation or any other amount due in connection herewith or with any other Loan Document, and such failure with respect to clause (ii) shall have continued for three (3) Business Days after receipt from the Administrative Agent of notice of such failure on any Loan or on any L/C Obligation; or

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

      (b) Any representation or warranty made under this agreement, or any of the other Loan Papers, or in any certificate or statement furnished or made to the Lenders pursuant hereto or in connection herewith or with any Loan or L/C Obligation hereunder, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made; or

      (c) The Borrower or any Subsidiary fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a) or (b), 6.05, 6.10, 6.12, or Article VII hereof (but only to the extent that the failure to perform or observe the covenants in Section 7.01, 7.02 and/or 7.03 involves an aggregate amount in excess of $500,000); or

      (d) The Borrower or any Subsidiary shall fail to perform or observe any other term or covenant contained herein or in any of the Loan Documents (other than those specified in subsection (a), or (c) above), on its part to be performed or observed and such failure shall not be remedied within thirty (30) days following the earlier of knowledge thereof by the Borrower or any Subsidiary or written notice by the Administrative Agent to the Borrower; or

      (e) (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or any Guaranty Obligation (other than Indebtedness hereunder and Indebtedness under Interest Rate Protection Agreements) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $2,500,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of any Guaranty Obligation with respect to such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased or redeemed (automatically or otherwise) or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Interest Rate Protection Agreement an Early Termination Date (as defined in such Interest Rate Protection Agreement) resulting from (A) any event of default (or, if such Interest Rate Protection Agreement is a forward gold transaction, any event of default which has not been cured within five (5) days after the occurrence of such event of default) under such Interest Rate Protection Agreement as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Interest Rate Protection Agreement) or (B) any Termination Event (as so defined) under such Interest Rate Protection Agreement as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $1,000,000; or

      (f) Any material portion of any Loan Document shall cease to be legal, valid, binding agreements enforceable against any party executing the same in accordance with the respective terms thereof or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective rights, remedies, powers or privileges intended to be created hereby; or

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      (g) The Borrower or any Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or

      (h) Any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of the Borrower or any Subsidiary, or any proceeding under any Debtor Relief Law relating to the Borrower or any Subsidiary, or to all or any part of its property is instituted without the consent of such Person, and such appointment or proceeding shall remain undismissed and unstayed for a period of 60 consecutive days; or

      (i) (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

      (j) There is entered against the Borrower or any Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding $2,500,000, and such judgment shall not be satisfied, discharged or stayed (with sufficient reserves having been set aside by the Borrower or such Subsidiary to pay such judgment) at least ten (10) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgment; or

      (k) (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $2,500,000,
(ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $2,500,000 or (iii) any Foreign Plan shall be terminated or the Borrower or any Foreign Subsidiary shall become obligated to pay any obligation with respect to any Foreign Plan which in either case could reasonably be expected to have a Material Adverse Effect; or

      (l) A Change of Control of the Borrower shall have occurred; or

      (m) There shall occur any event which, in the reasonable opinion of the Required Lenders, will have a Material Adverse Effect.

      8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders,

      (a) declare the commitment of each Lender to make Loans and any obligation of any L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

      (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan

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Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

      (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

      (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsections (g) or (h) of Section 8.01 hereof, the obligation of each Lender to make Loans and any obligation of a L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

      8.03 APPLICATION OF PROCEEDS. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

            First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

            Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

            Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

            Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings in proportion to the respective amounts described in this clause Fourth held by them;

            Fifth, to the Administrative Agent for the account of any applicable L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

            Sixth, to payment of Interest Rate Protection Obligations, ratably among the Guarantied Parties (as defined in the Guaranty) in proportion to the respective amounts described in this clause Sixth held by them; and

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            Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.04(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to other Obligations, if any, in the order set forth above.

                                  ARTICLE IX.
                              ADMINISTRATIVE AGENT

      9.01 APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

      (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

      (b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for such L/C Issuer with respect thereto; provided, however, that each L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by each such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this
Article IX included each L/C Issuer with respect to such acts or omissions, and
(ii) as additionally provided herein with respect to each L/C Issuer.

      9.02 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel (including counsel to any Loan Party) and other consultants or experts concerning all matters pertaining to such duties. The

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Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

      9.03 LIABILITY OF ADMINISTRATIVE AGENT. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

      9.04 RELIANCE BY ADMINISTRATIVE AGENT.

      (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, electronic mail, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

      (b) For purposes of determining compliance with the conditions specified in Section 4.01 hereof, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

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      9.05 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with
Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

      9.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

      9.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT. WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, THE LENDERS SHALL INDEMNIFY UPON DEMAND EACH AGENT-RELATED PERSON (TO THE EXTENT NOT REIMBURSED BY OR ON BEHALF OF ANY LOAN PARTY AND WITHOUT LIMITING THE OBLIGATION OF ANY LOAN PARTY TO DO SO), PRO RATA, AND HOLD HARMLESS EACH AGENT-RELATED PERSON FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES INCURRED BY IT (WHETHER

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OR NOT ARISING OUT OF THE NEGLIGENCE OF SUCH AGENT-RELATED PERSON); PROVIDED,
HOWEVER, THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT TO ANY AGENT-RELATED PERSON OF ANY PORTION OF SUCH INDEMNIFIED LIABILITIES RESULTING FROM SUCH PERSON'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; PROVIDED, HOWEVER, THAT NO ACTION TAKEN IN ACCORDANCE WITH THE DIRECTIONS OF THE REQUIRED LENDERS SHALL BE DEEMED TO CONSTITUTE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT FOR PURPOSES OF THIS SECTION. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER SHALL REIMBURSE THE ADMINISTRATIVE AGENT UPON DEMAND FOR ITS RATABLE SHARE OF ANY COSTS OR OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEY COSTS) INCURRED BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY DOCUMENT CONTEMPLATED BY OR REFERRED TO HEREIN, TO THE EXTENT THAT THE ADMINISTRATIVE AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY OR ON BEHALF OF THE BORROWER. THE UNDERTAKING IN THIS SECTION SHALL SURVIVE TERMINATION OF THE REVOLVING COMMITMENTS, THE PAYMENT OF ALL OBLIGATIONS HEREUNDER AND THE RESIGNATION OR REPLACEMENT OF THE ADMINISTRATIVE AGENT. THE FOREGOING INDEMNITY SHALL APPLY TO THE NEGLIGENCE OF THE AGENT-RELATED PERSON (BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT-RELATED PERSON).

      9.08 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent, acting in any capacity other than pursuant to this Agreement, and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though it were not the Administrative Agent or one of the L/C Issuers hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent, acting in any capacity other than pursuant to this Agreement, or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, the Administrative Agent, acting in its capacity as a Lender, shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or one of the L/C Issuers, and the terms "Lender" and "Lenders" include the Administrative Agent in its individual capacity.

      9.09 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent (i) may resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrower and (ii) if the Administrative Agent, acting in its capacity as a Lender, assigns all of its Revolving Commitments and Loans pursuant to Section 10.07(b), shall resign upon receiving a written request therefor from the Borrower, with such resignation to be effectuated by the Administrative Agent sending 30 days advance notice of such resignation to the Borrower and the Lenders, such

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resignation notice to be delivered by the Administrative Agent to the Borrower and the Lenders upon the Administrative Agent's receipt of the above-described written notice from the Borrower requesting such resignation. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall require the consent of the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and
10.05 hereof shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

      Any resignation by an Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer and Swing Line Lender. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender,
(b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

      9.10 GUARANTY MATTERS. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.

      9.11 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the

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Administrative Agent shall have made any demand on the Borrower)
shall be entitled and empowered, by intervention in such proceeding or otherwise

      (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceedings; and

      (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04 hereof.

      9.12 RELATED OBLIGATIONS. The benefit of the Loan Documents and of the provisions of this Agreement and the Guaranty shall extend to and be available in respect of any obligation arising under any Affiliated IRP Agreement or that is otherwise owed to Persons other than the Administrative Agent and the Lenders pursuant to the Loan Documents or the Affiliated IRP Agreements (collectively, "Related Obligations") solely on the condition and understanding, as among the Administrative Agent and the Lenders, that (a) the Related Obligations shall be entitled to the benefit of the Loan Documents to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent the Administrative Agent shall hold, and have the right and power to act with respect to, the Guaranty on behalf and as agent for the holders of the Related Obligations, but the Administrative Agent is otherwise acting solely as agent for the Lenders and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations; (b) all matters, acts and omissions relating in any manner to the Guaranty shall be governed solely by the provisions of this Agreement and the Guaranty and no separate Lien, right, power or remedy shall arise or exist in favor of any Guarantied Party (as defined in the Guaranty) under any separate instrument or agreement or in respect of any Related Obligation; (c) each Guarantied Party shall be bound by all actions taken or omitted, in accordance with the terms of this Agreement and the Guaranty, by the Administrative Agent and the Required Lenders, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Revolving Commitment and its own interest in the Loans, L/C Obligations and other Obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any other Guarantied Party or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is otherwise affected or put in jeopardy thereby; (d) no holder of Related Obligations and no other Guarantied Party (except the Administrative Agent and the Lenders, to

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the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted under this Agreement or the other Loan Documents; and (e) no holder of any Related Obligation shall exercise any right of setoff, banker's lien or similar right, except as expressly provided in Section 10.09 hereof.

      9.13 OTHER AGENTS; ARRANGERS AND MANAGERS. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "lead manager," "arranger, " "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE X.
                                  MISCELLANEOUS

      10.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

      (a) extend or increase the Revolving Commitment of any Lender (or reinstate any Revolving Commitment terminated pursuant to Section 8.02 hereof) or subject the Lenders to any additional obligations, without the written consent of such Lender;

      (b) postpone any scheduled date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document or waive any Event of Default occurring pursuant to Section 8.01(a) hereof, without the written consent of each Lender directly affected thereby;

      (c) reduce or subordinate the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the proviso below) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of the Leverage Ratio (including any change in any defined terms used therein) that would result in a reduction of any interest rate on any Loan or fee payable hereunder, without the written consent of each Lender directly affected thereby;

      (d) change the percentage of the Aggregate Revolving Commitments or of the aggregate unpaid principal amount of the Loans and L/C Obligations which is required for the Lenders or any of them to take any action hereunder, without the written consent of each Lender;

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      (e) change the Pro Rata Share or Voting Percentage of any Lender, without the written consent of each Lender;

      (f) amend this Section, or any provision herein providing for consent or other action by all the Lenders, without the written consent of each Lender; or

      (g) release any Guarantor from any Guaranty or subordinate any obligation of any Guarantor under any Guaranty, except as otherwise provided in Section
9.10 hereof, without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of such L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) no Agent Fee Letter may be amended, or rights or privileges thereunder waived, except in a writing executed by the parties to such Agent Fee Letter. Notwithstanding anything to the contrary herein, any Lender that has failed to fund any portion of the Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Pro Rata Share of such Lender may not be increased without the consent of such Lender.

      10.02 NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

      (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices on Schedule 10.02; or, in the case of the Borrower, the Administrative Agent, each L/C Issuer or the Swing Line Lender, to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to the Borrower, the Administrative Agent, each L/C Issuer and the Swing Line Lender. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by certified mail, three Business Days after deposit in the mails, postage prepaid for certified delivery with return receipt requested; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent, each L/C Issuer and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person. Any notice or other communication permitted to be given, made or

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confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule 10.02, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

      (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

      (c) Other Communications. Notwithstanding anything in this Section 10.02 or elsewhere in this Agreement to the contrary, the Borrower agrees that the Administrative Agent may make any material delivered by the Borrower to the Administrative Agent, as well as any amendments, waivers, consents, and other written information, documents, instruments and other materials relating to the Borrower, any of its Subsidiaries, or any other materials or matters relating to this Agreement, the Notes or any of the transactions contemplated hereby (collectively, the "Communications") available to the Lenders by posting such notices on an electronic delivery system (which may be provided by the Administrative Agent, an Affiliate of the Administrative Agent, or any Person that is not an Affiliate of the Administrative Agent), such as IntraLinks, or a substantially similar electronic system (the "Platform"). The Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided "as is" and "as available" and (iii) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency, or sequencing of the Communications posted on the Platform. The Administrative Agent and its Affiliates expressly disclaim with respect to the Platform any liability for errors in transmission, incorrect or incomplete downloading, delays in posting or delivery, or problems accessing the Communications posted on the Platform and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Affiliates in connection with the Platform. Each Lender agrees that notice to it (as provided in the next sentence) (a "Notice") specifying that any Communication has been posted to the Platform shall for purposes of this Agreement constitute effective delivery to such Lender of such information, documents or other materials comprising such Communication. Each Lender agrees (i) to notify, on or before the date such Lender becomes a party to this Agreement, the Administrative Agent in writing of such Lender's e-mail address to which a Notice may be sent (and from time to time thereafter to ensure that the Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.

      (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronically mailed Revolving Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified

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herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic or electronically mailed notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

      10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      10.04 ATTORNEY COSTS, EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, (b) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs, and (c) to pay or reimburse each Lender for all reasonable costs and expenses incurred after an Event of Default in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief
Law), including all Attorney Costs. The foregoing costs and expenses shall include all reasonable search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other reasonable out-of-pocket expenses incurred by the Administrative Agent and the reasonable cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. The agreements in this Section shall survive the termination of the Revolving Commitments and repayment of all the other Obligations.

      10.05 INDEMNIFICATION BY THE BORROWER.

      (a) WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, THE BORROWER AGREES TO INDEMNIFY, SAVE AND HOLD HARMLESS EACH AGENT-RELATED PERSON, EACH LENDER AND THEIR RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, AGENTS AND ATTORNEYS-IN-FACT (COLLECTIVELY THE "INDEMNITEES") FROM AND

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AGAINST: (a) ANY AND ALL CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTION THAT MAY
AT ANY TIME (INCLUDING AT ANY TIME FOLLOWING REPAYMENT OF THE OBLIGATIONS AND THE RESIGNATION OR REMOVAL OF THE ADMINISTRATIVE AGENT OR THE REPLACEMENT OF ANY LENDER) BE ASSERTED OR IMPOSED AGAINST ANY INDEMNITEE, ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, OR AS A RESULT OF (1) THE EXECUTION OR PERFORMANCE OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, (2) ANY VIOLATION BY THE BORROWER OR ANY OF ITS SUBSIDIARIES OR ANY AFFILIATES OF ANY LAWS, INCLUDING WITHOUT LIMITATION ENVIRONMENTAL LAWS, OR ANY ENVIRONMENTAL CLAIM AGAINST ANY INDEMNITEE, (3) ANY FAILURE BY THE BORROWER OR ANY OF ITS SUBSIDIARIES TO COMPLY WITH ANY COVENANT OR AGREEMENT CONTAINED IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, (4) ANY MISREPRESENTATION BY THE BORROWER OR ITS SUBSIDIARIES UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR (5) THE USE OR CONTEMPLATED USE OF THE PROCEEDS OF ANY CREDIT EXTENSION; (b) ANY ADMINISTRATIVE OR INVESTIGATIVE PROCEEDING BY ANY GOVERNMENTAL AUTHORITY ARISING OUT OF OR RELATED TO A CLAIM, DEMAND, ACTION OR CAUSE OF ACTION DESCRIBED IN SUBSECTION (a) ABOVE; AND (c) ANY AND ALL LIABILITIES (INCLUDING LIABILITIES UNDER INDEMNITIES), LOSSES, COSTS OR EXPENSES (INCLUDING ATTORNEY COSTS) THAT ANY INDEMNITEE SUFFERS OR INCURS AS A RESULT OF THE ASSERTION OF ANY FOREGOING CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING, OR AS A RESULT OF THE PREPARATION OF ANY DEFENSE IN CONNECTION WITH ANY FOREGOING CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING, IN ALL CASES, WHETHER OR NOT ARISING OUT OF THE NEGLIGENCE OF AN INDEMNITEE, AND, WHETHER OR NOT AN INDEMNITEE IS A PARTY TO SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING (ALL THE FOREGOING, COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"); PROVIDED THAT NO INDEMNITEE SHALL BE ENTITLED TO INDEMNIFICATION FOR (i) ANY CLAIM CAUSED BY ITS OWN GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT, AS FINALLY JUDICIALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION OR (ii) FOR ANY LOSS ASSERTED AGAINST IT BY ANOTHER INDEMNITEE. THE FOREGOING INDEMNITY SHALL APPLY TO THE NEGLIGENCE OF THE INDEMNITEE (BUT NOT THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF THE INDEMNITEE). THE AGREEMENTS IN THIS SECTION SHALL SURVIVE THE TERMINATION OF THE REVOLVING COMMITMENTS AND REPAYMENT OF ALL THE OTHER OBLIGATIONS.

      (b) EACH INDEMNITEE AGREES WITH RESPECT TO ANY ACTION AGAINST IT IN RESPECT OF WHICH INDEMNITY MAY BE SOUGHT UNDER THIS SECTION 10.05, THAT SUCH INDEMNITEE WILL GIVE WRITTEN NOTICE OF THE COMMENCEMENT OF SUCH ACTION TO THE BORROWER WITHIN A REASONABLE TIME AFTER SUCH INDEMNITEE IS MADE A PARTY TO SUCH ACTION. UPON RECEIPT OF ANY SUCH NOTICE BY THE BORROWER, THE BORROWER, UNLESS SUCH INDEMNITEE SHALL BE ADVISED BY ITS COUNSEL THAT THERE ARE OR MAY BE LEGAL DEFENSES AVAILABLE TO SUCH INDEMNITEE THAT ARE

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DIFFERENT FROM, IN ADDITION TO, OR IN CONFLICT WITH, THE DEFENSES AVAILABLE TO
THE BORROWER, MAY PARTICIPATE WITH THE INDEMNITEE IN THE DEFENSE OF SUCH INDEMNIFIED MATTER, INCLUDING THE EMPLOYMENT OF COUNSEL CONSENTED TO BY SUCH INDEMNITEE (WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD); PROVIDED, HOWEVER, NOTHING PROVIDED HEREIN SHALL (i) ENTITLE THE BORROWER TO ASSUME THE DEFENSE OF SUCH INDEMNIFIED MATTER OR (ii) REQUIRE THE CONSENT OF THE BORROWER FOR ANY SETTLEMENT OR ACTION IN RESPECT OF SUCH INDEMNIFIED MATTER, ALTHOUGH EACH INDEMNITEE AGREES TO CONFER AND CONSULT WITH THE BORROWER BEFORE MAKING ANY SETTLEMENT OF SUCH INDEMNIFIED MATTER.

      10.06 PAYMENTS SET ASIDE. To the extent that the Borrower makes a payment to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

      10.07 SUCCESSORS AND ASSIGNS.

      (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Revolving Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Revolving Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Acceptance with

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respect to such assignment is delivered to the Administrative Agent, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Revolving Commitments assigned, except that this clause (ii) shall not apply to rights in respect of outstanding Swing Line Loans, (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (provided no such fee shall be required for an assignment to an Affiliate of a Lender) and (iv) in the case of an assignment to an Affiliate of a Lender or to an Approved Fund, the assigning Lender shall ensure that all of the Borrower's dealings with the assignee shall be conducted through the same Lender. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.07 (which accrued to such Lender prior to such assignment), 10.04 and 10.05 hereof). Upon request and at no expense to the Borrower, the Borrower shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

      (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      (d) Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Revolving Commitments and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the

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Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant, or (iii) release any Guarantor from the Guaranty except as permitted under Section 9.10. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 hereof to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 hereof as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 hereof as though it were a Lender.

      (e) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.02 or 3.04 hereof than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 hereof unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 hereof as though it were a Lender.

      (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, without the requirement for notice to or consent of any Person or the payment of any fee; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      (g) As used herein, the following terms have the following meanings:

      "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by the Administrative Agent, each L/C Issuer, the Swing Line Lender and, unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivative transaction or
      (y) an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed).

      "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

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      "Approved Fund" means any Fund that is administered or managed by (a) a
      Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      (h) Notwithstanding anything to the contrary contained herein, if at any time the Administrative Agent, acting in its capacity as a Lender, assigns all of its Revolving Commitment and Loans pursuant to subsection (b) above, the Administrative Agent may, and shall if requested by the Borrower, (i) upon 30 days' notice to the Borrower and the Lenders, resign as a L/C Issuer and/or (ii) upon five Business Days' notice to the Borrower and the Lenders, terminate the Swing Line. In the event of any such termination of the Swing Line, the Borrower shall be entitled to appoint from among the Lenders a successor Swing Line Lender hereunder and upon acceptance of such appointment the Swing Line shall automatically be reinstated and such appointed Lender shall automatically assume all the rights and obligations of the Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the termination of the Swing Line, as the case may be. The resigning L/C Issuer shall retain all the rights and obligations of a L/C Issuer hereunder with respect to all Letters of Credit issued by it that are outstanding as of the effective date of its resignation as a L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations in Unreimbursed Amounts pursuant to Section 2.03(c) hereof); provided that a successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such resignation or make other arrangement satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. If the resigning Administrative Agent, acting in its capacity as a Swing Line Lender, terminates its Swing Line, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such termination, including the right to require the Lenders to make Base Rate Loans or fund participations in outstanding Swing Line Loans pursuant to
Section 2.04(c) hereof.

      10.08 CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and required to keep such Information confidential) with respect to the monitoring and administration of this Agreement or any other Loan Documents; (b) to the extent required by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower; (g) with the written consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender

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on a nonconfidential basis from a source other than the Borrower; or (i) only to the extent required, to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower, its Affiliates or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of disclosure as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligations to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential Information.

      10.09 SET-OFF. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special (except trust and escrow accounts), time or demand, provisional, final or otherwise) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

      10.10 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the Highest Lawful Rate. If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Highest Lawful Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

      10.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

      10.12 INTEGRATION. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

      10.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

      10.14 SEVERABILITY. Any provision of this Agreement and the other Loan Documents to which the Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      10.15 FOREIGN LENDERS. Each Lender that is a "foreign corporation, partnership or trust" within the meaning of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or after accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Person shall (a) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by the Borrower pursuant to this Agreement, (b) promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify the Administrative Agent therefore, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

      10.16 REMOVAL AND REPLACEMENT OF LENDERS.

      (a) Under any circumstances set forth herein providing that the Borrower shall have the right to remove or replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, (i) remove such Lender by terminating such Lender's Revolving Commitments or (ii) replace such Lender by causing such Lender to assign its Revolving Commitments (without payment of any assignment fee) pursuant to Section 10.07(b) hereof to one or more other Lenders or Eligible Assignees procured by the Borrower; provided, however, that if the Borrower elects to exercise such right with respect to any Lender pursuant to Section 3.06(b) hereof, it shall be obligated to remove or replace, as the case may be, all Lenders that have made similar requests for compensation pursuant to Section 3.01, 3.02 or 3.04 hereof. In such event, the Borrower shall (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of termination or assignment (including any amounts payable pursuant to Section 3.05 hereof), (y) provide appropriate assurances and indemnities (which may include letters of credit) to each L/C Issuer and the Swing Line Lender as each may reasonably require with respect to any continuing obligation to purchase participation interests in any L/C Obligations or any Swing Line Loans then outstanding, and (z) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Acceptance with respect to such Lender's Revolving Commitments and outstanding Credit Extensions. The Administrative Agent shall distribute an amended Schedule 2.01, which shall be deemed incorporated into this Agreement, to reflect changes in the identities of the Lenders and adjustments of their respective Revolving Commitments and/or Pro Rata Shares resulting from any such removal or replacement.

      (b) In order to make all the Lenders' interests in any outstanding Credit Extensions ratable in accordance with any revised Pro Rata Shares after giving effect to the removal or replacement of a Lender, the Borrower shall pay or prepay, if necessary, on the effective date thereof, all outstanding Loans of all Lenders, together with any amounts due under Section 3.05 hereof. The Borrower may then request Loans from the Lenders in accordance with their revised Pro Rata Shares. The Borrower may net any payments required hereunder against any funds being provided by any Lender or Eligible Assignee replacing a terminating Lender. The effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect thereto.

      (c) This Section shall supersede any provision in Section 10.01 hereof to the contrary.

      10.17 EXCEPTIONS TO COVENANTS. Neither the Borrower nor any Subsidiary shall be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

      10.18 GOVERNING LAW.

      (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT EACH PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

      (b) The parties hereto agree that Chapter 346 (other than 346.004) of the Texas Finance Code (which regulates certain revolving credit accounts and revolving tri-party accounts) shall not apply to Loans under this Agreement.

      (c) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS COUNTY, TEXAS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS (DALLAS DIVISION), AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

      10.19 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER

ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

      10.20 USA PATRIOT ACT NOTICE. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information required by the Act or any regulation promulgated pursuant to the Act that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act

      10.21 AMENDMENT, RESTATEMENT, EXTENSION, RENEWAL AND INCREASE. This Agreement is an amendment, restatement, extension, renewal and increase of the Existing Credit Agreement, and, as such, except for the "Obligations" as defined in the Existing Credit Agreement (which shall survive to the extent renewed and restated by the terms of this Agreement), all other terms and provisions of this Agreement supersede in their entirety the Existing Credit Agreement.

      10.22 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        CASH AMERICA INTERNATIONAL, INC.

                                        By: /s/ David J. Clay
                                            ----------------------------
                                            David J. Clay
                                            Vice President and Treasurer

                                        WELLS FARGO BANK, NATIONAL
                                        ASSOCIATION, as Administrative Agent

                                        By: /s/ Daniel T. Brown
                                            --------------------------------
                                            Name: Daniel T. Brown
                                            --------------------------------
                                            Title: Vice President
                                            --------------------------------

                                        WELLS FARGO BANK, NATIONAL
                                        ASSOCIATION, as an L/C Issuer, a Lender
                                        and Swing Line Lender

                                        By: /s/ Daniel T. Brown
                                            --------------------------------
                                            Name: Daniel T. Brown
                                            --------------------------------
                                            Title: Vice President
                                            --------------------------------

                                       JPMORGAN CHASE BANK, N.A., as Syndication
                                       Agent and a Lender

                                        By: /s/ Robert Humphreys
                                            --------------------------------
                                            Name: Robert Humphreys
                                            --------------------------------
                                            Title: Vice President
                                            --------------------------------

                                        U. S. BANK NATIONAL ASSOCIATION, as a
                                        Co-Documentation Agent and a Lender

                                        By: /s/ John Holland
                                            --------------------------------
                                            Name: John Holland
                                            --------------------------------
                                            Title: Senior Vice President
                                            --------------------------------

                                        KEYBANK NATIONAL ASSOCIATION, as a Co-
                                        Documentation Agent and a Lender

                                        By: /s/ Joanne Bramanti
                                            --------------------------------
                                            Name: Joanne Bramanti
                                            --------------------------------
                                            Title: Senior Vice President
                                            --------------------------------

                                        UNION BANK OF CALIFORNIA, N.A., as a Co-
                                        Documentation Agent and a Lender

                                        By: /s/ Albert W. Kelley
                                            --------------------------------
                                            Name: Albert W. Kelley
                                            --------------------------------
                                            Title: Vice President
                                            --------------------------------

                                        THE HUNTINGTON NATIONAL BANK, as a
                                        Lender

                                        By: /s/ Cheryl L. Razon
                                            ------------------------------------
                                            Name: Cheryl L. Razon
                                                  ------------------------------
                                            Title: Assistant Vice President
                                                   -----------------------------

                                        FIRST TENNESSEE BANK NATIONAL
                                        ASSOCIATION, as a Lender

                                        By: /s/ Stephen R. Deaton
                                            ------------------------------------
                                            Name: Stephen R. Deaton
                                                  ------------------------------
                                            Title: Senior Vice President
                                                   -----------------------------

                                        SOUTHWEST BANK OF TEXAS, N.A., as a
                                        Lender

                                        By: /s/ Melinda N. Jackson
                                            ------------------------------------
                                            Name: Melinda N. Jackson
                                                  ------------------------------
                                            Title: Senior Vice President
                                                   -----------------------------

                                        BANK OF TEXAS, N.A., as a Lender

                                        By: /s/ Eric L. Kraft
                                            ------------------------------------
                                            Name:  Eric L. Kraft
                                                  ------------------------------
                                            Title:  Vice President
                                                   -----------------------------

                                        TEXAS CAPITAL BANK, N.A., as a Lender

                                        By: /s/ Barry Kromann
                                            ------------------------------------
                                            Name: Barry Kromann
                                                  ------------------------------
                                            Title: _____________________________

                                                                   SCHEDULE 1.01

                                SUBSIDIARY GROUPS

                                                                        FORMATION        OTHER JURISDICTIONS
SUBSIDIARY                                         ENTITY TYPE        JURISDICTION     QUALIFIED TO DO BUSINESS
----------                                     -------------------   --------------   -------------------------
Bronco Pawn & Gun, Inc.                        Corporation           Oklahoma         None
Cash America Financial Services, Inc.          Corporation           Delaware         Tennessee, Indiana,
                                                                                      Kentucky, Missouri, North
                                                                                      Carolina, Utah, Texas,
                                                                                      Oklahoma, Louisiana,
                                                                                      Illinois, Alabama
Cash America Advance, Inc.                     Corporation           Delaware         California, Texas
Cash America Franchising, Inc.                 Corporation           Delaware         Texas
Cash America Holding, Inc.                     Corporation           Delaware         Texas
Cash America Management L.P.                   Limited Partnership   Delaware         Texas
Cash America of Missouri, Inc.                 Corporation           Missouri         None
Cash America Pawn L.P.                         Limited Partnership   Delaware         Texas
Cash America Pawn, Inc. of Ohio                Corporation           Ohio             None
Cash America, Inc.                             Corporation           Delaware         None
Cash America, Inc. of Alabama                  Corporation           Alabama          None
Cash America, Inc. of Colorado                 Corporation           Colorado         None
Cash America, Inc. of Illinois                 Corporation           Illinois         None
Cash America, Inc. of Indiana                  Corporation           Indiana          None
Cash America, Inc. of Kentucky                 Corporation           Kentucky         None
Cash America, Inc. of Louisiana                Corporation           Delaware         Louisiana
Cash America, Inc. of Nevada                   Corporation           Nevada           Arizona, California,
                                                                                      Washington
Cash America, Inc. of North Carolina           Corporation           North Carolina   None
Cash America, Inc. of Oklahoma                 Corporation           Oklahoma         None
Cash America, Inc. of South Carolina           Corporation           South Carolina   None
Cash America, Inc. of Tennessee                Corporation           Tennessee        None
Cash America, Inc. of Utah                     Corporation           Utah             None
Cashland Financial Services, Inc.              Corporation           Delaware         Kentucky, Ohio, Michigan,
                                                                                      Indiana
Doc Holliday's Pawnbrokers & Jewellers, Inc.   Corporation           Delaware         None
Express Cash International Corporation         Corporation           Delaware         None
Florida Cash America, Inc.                     Corporation           Florida          None
Gamecock Pawn & Gun, Inc.                      Corporation           South Carolina   None
Georgia Cash America, Inc.                     Corporation           Georgia          None
Hornet Pawn & Gun, Inc.                        Corporation           North Carolina   None
Longhorn Pawn and Gun, Inc.                    Corporation           Texas            None
Mr. Payroll Corporation                        Corporation           Delaware         Texas

                                  Scheduel 1.01

RATI Holding, Inc. (f/k/a Rent-A-Tire, Inc.)   Corporation           Texas            Louisiana, Oklahoma,
                                                                                      Arizona (but the Arizona
                                                                                      qualification is in the
                                                                                      process of being
                                                                                      withdrawn; an application
                                                                                      of withdrawal has been
                                                                                      filed in the State of
                                                                                      Arizona)
Tiger Pawn & Gun, Inc.                         Corporation           Tennessee        None
Uptown City Pawners, Inc.                      Corporation           Illinois         None
Vincent's Jewelers and Loan, Inc.              Corporation           Missouri         None

                                  Scheduel 1.01

                                                                   SCHEDULE 2.01

                              REVOLVING COMMITMENTS
                               AND PRO RATA SHARES

                                                                 PRO RATA
LENDER                                         COMMITMENT         SHARE
------                                      ---------------   -------------
Wells Fargo Bank, National Association      $ 45,000,000.00    18.000000000%
JPMorgan Chase Bank, N.A.                   $ 40,000,000.00    16.000000000%
U. S. Bank National Association             $ 30,000,000.00    12.000000000%
KeyBank National Association                $ 30,000,000.00    12.000000000%
Union Bank of California, N.A.              $ 30,000,000.00    12.000000000%
The Huntington National Bank                $ 25,000,000.00    10.000000000%
First Tennessee Bank National Association   $ 15,000,000.00     6.000000000%
Southwest Bank of Texas, N.A.               $ 15,000,000.00     6.000000000%
Bank of Texas, N.A.                         $ 10,000,000.00     4.000000000%
Texas Capital Bank, N.A.                    $ 10,000,000.00     4.000000000%
   TOTAL                                    $250,000,000.00   100.000000000%

                                  Schedule 2.01

                                                                   SCHEDULE 2.03

                           EXISTING LETTERS OF CREDIT

                                                                                                             EXPIRATION
L/C NUMBER                        L/C ISSUER                  AMOUNT                    BENEFICIARY             DATE
----------                  ---------------------   --------------------------   -------------------------   ----------
[**Confidential Treatment   Wells Fargo Bank N.A.   $[**Confidential Treatment   [**Confidential Treatment    2/1/2006
Requested]                                          Requested]                   Requested]
[**Confidential Treatment   Wells Fargo Bank N.A.   $[**Confidential Treatment   [**Confidential Treatment    2/4/2006
Requested]                                          Requested]                   Requested]
[**Confidential Treatment   Wells Fargo Bank N.A.   $[**Confidential Treatment   [**Confidential Treatment    7/1/2005
Requested]                                          Requested]                   Requested]
[**Confidential Treatment   Wells Fargo Bank N.A.   $[**Confidential Treatment   [**Confidential Treatment    9/9/2005
Requested]                                          Requested]                   Requested]
[**Confidential Treatment   Wells Fargo Bank N.A.   $[**Confidential Treatment   [**Confidential Treatment    8/1/2005
Requested]                                          Requested]                   Requested]
[**Confidential Treatment   Wells Fargo Bank N.A.   $[**Confidential Treatment   [**Confidential Treatment    8/1/2005
Requested]                                          Requested]                   Requested]
                                                    $[**Confidential Treatment
                                                    Requested]

                                  Schedule 2.03

[**Confidential Treatment Requested] indicates that portions of this document have been deleted and have been separately filed with the Securities and Exchange Commission.

                                                                   SCHEDULE 5.13

                                  SUBSIDIARIES
                          AND OTHER EQUITY INVESTMENTS

1. The Subsidiaries listed on Schedule 1.01 attached to the Agreement; provided that with respect to RATI Holding, Inc., Cash America, Inc. owns 89.1% of the issued and outstanding shares of common stock of RATI Holding, Inc., Cash America Holding, Inc. owns 1% of the issued and outstanding shares of common stock of RATI Holding, Inc., and unaffiliated third parties own the remaining 9.9% of the issued and outstanding shares of common stock of RATI Holding, Inc.

2. For clarification purposes, the convertible features of certain of the Existing Foreign Investments do not qualify such investments as equity investments for purposes of Section 5.13 of the Agreement.


                                  Schedule 5.13

                                                                SCHEDULE 7.03(J)

                              EXISTING INVESTMENTS

1.   The Investments described on Schedule 5.13 attached to the Agreement.

2. Loans to officers of the Company with a principal amount outstanding of approximately $2,488,419 as of December 31, 2004.


                                Schedule 7.03(j)

                                                                  SCHEDULE 10.02

                     EURODOLLAR AND DOMESTIC LENDING OFFICES
                              ADDRESSES FOR NOTICES

CASH AMERICA INTERNATIONAL, INC.

1600 W. 7th Street
Fort Worth, Texas 76102
Attn: David J. Clay, Treasurer

Telephone: 817.570.1724
Facsimile: 817.570.1699
Electronic Mail: dclay@casham.com

With a copy to:

1600 W. 7th Street
Fort Worth, Texas 76102
Attn: Hugh A. Simpson, General Counsel

Telephone: 817.570.1625
Facsimile: 817.570.1647
Electronic Mail: hsimpson@casham.com

Borrower's Website Address: http://www.cashamerica.com

WELLS FARGO BANK, NATIONAL ASSOCIATION

Administrative Agent's Office
(for payments and agent information):

Wells Fargo Bank, National Association
1740 Broadway
MAC C7300-034
Denver, CO 80274
Attn: Kevin Rapp

Telephone: 303.863.5415
Facsimile: 303.863.5533
Electronic Mail: Kevin.j.rapp@wellsfargo.com

Account No.: 4000038059
Ref: CASH AMERICA INTERNATIONAL
ABA#: 121000248


                                Schedule 10.02-1

[**Confidential Treatment Requested] indicates that portions of this document have been deleted and have been separately filed with the Securities and Exchange Commission.

Lending Office
(Requests for Credit Extensions):

Wells Fargo Bank, National Association
505 Main Street, Suite 300
Fort Worth, Texas 76102
Attn: Dan T. Brown

Telephone: 817.334.7041
Facsimile: 817.334-7000
Electronic Mail: browndt@wellsfargo.com

L/C Issuer (COMMERCIAL L/Cs):

Wells Fargo Bank, National Association
9000 Flair Drive, 3rd Floor
MAC E2002-031
El Monte, CA 91731
Attn: Pia Ramirez, Manager

Telephone: 626.573.6716
Facsimile: 626.572.4610
Electronic Mail: Ramirez@wellsfargo.com

L/C Issuer (STAND-BY L/Cs):

Wells Fargo Bank, National Association
525 Market Street, 25th Floor
MAC A0103-255
San Francisco, CA 94105
Attn: Meggy Lin, Manager

Telephone: 415.396.8358
Facsimile: 415.512.1283
Electronic Mail: limn@wellsfargo.com

L/C Issuer (BANKER'S ACCEPTANCE):

Wells Fargo Bank, National Association
1000 Louisiana Street
MAC T5001-046
Houston, TX 77002
Attn: Gail Orlando, Manager

Telephone: 713.319.1457
Facsimile:


                                Schedule 10.02-2

[**Confidential Treatment Requested] indicates that portions of this document have been deleted and have been separately filed with the Securities and Exchange Commission.

Electronic Mail: orlandogm@wellsfargo.com

Other Notices as Administrative Agent:

Wells Fargo Bank, National Association
1740 Broadway
MAC C7300-034
Denver, CO 80274
Attn: Kevin Rapp

Telephone: 303.863.5415
Facsimile: 303.863.5533
Electronic Mail: Kevin.j.rapp@wellsfargo.com

Other Notices as a Lender:

Wells Fargo Bank, National Association
505 Main Street, Suite 300
Fort Worth, Texas 76102
Attn: Dan T. Brown

Telephone: 817.334.7041
Facsimile: 817.334-7000
Electronic Mail: browndt@wellsfargo.com

JPMORGAN CHASE BANK, N.A.

Domestic/LIBOR Lending Office

JPMorgan Chase Bank
111 Fannin, 10th Floor
Houston, Texas 77002

Account No.: 000103361029
Ref: Texas Diversified Clearing Account
ABA#: 113000609

Credit Contact and L/C Issuer Contact

JPMorgan Chase Bank
2200 Ross Avenue, 3rd Floor
Dallas, Texas 75201
Attn: David Howard

Telephone: 214.965.4756
Facsimile: 214.965.2044


                                Schedule 10.02-3

[**Confidential Treatment Requested] indicates that portions of this document have been deleted and have been separately filed with the Securities and Exchange Commission.

Electronic Mail: david.l.howard@jpmorgan.com

Operations Contact

JPMorgan Chase Bank
111 Fannin, 10th Floor
Houston, TX 77002
Attn: Linda Escamilla

Telephone: 713.750.2606
Facsimile: 713.750-2228

U. S. BANK NATIONAL ASSOCIATION

Domestic/LIBOR Lending Office

U. S. Bank National Association
One US Bank Plaza
Mail Station: SL-MO-T124
St. Louis, MO 63101

Account No.: [**Confidential Treatment Requested]
Ref: Cash America International, Inc.
Account Name: Complex Credits
ABA#: 081000210

Credit Contact and L/C Issuer Contact

U. S. Bank National Association
One US Bank Plaza
Mail Station: SL-MO-T124
St. Louis, MO 63101
Attn: John Holland

Telephone: 314.418.1315
Facsimile: 314.481.3859
Electronic Mail: john.holland@usbank.com

Operations Contact

U. S. Bank National Association
400 City Center
Osh Kosh, WI 54901
Attn: Connie Sweeney


                                Schedule 10.02-4

[**Confidential Treatment Requested] indicates that portions of this document have been deleted and have been separately filed with the Securities and Exchange Commission.

Telephone: 920.237.7604
Facsimile: 920.237.7993
Electronic Mail: connie.sweeney@usbank.com

KEYBANK NATIONAL ASSOCIATION

Domestic/LIBOR Lending Office

KeyBank National Association
8117 Preston Road, Suite 440
Preston Commons West Tower
Dallas, Texas 75225

Account No.: [**Confidential Treatment Requested]
Ref: Cash America International, Inc. - for cost center 100-7807243 Account Name: KCIBIQ Loan Services
ABA#: 041-001-039

Credit Contact and L/C Issuer Contact

KeyBank National Association
8117 Preston Road, Suite 440
Preston Commons West Tower
Dallas, Texas 75225
Attn: Joanne Bramanti/Kevin D. Cooper

Telephone: 214.414.2576/214.414.2582
Facsimile: 214.414.2623
Electronic Mail: joanne_bramanti@keybank.com/kevin_d_cooper@keybank.com

Operations Contact

KeyBank National Association
127 Public Square
Mailcode OH-01-27-0847
Cleveland, Ohio 44114
Attn: Margaret Vacca/Madhu Pandya


                                Schedule 10.02-5

[**Confidential Treatment Requested] indicates that portions of this document have been deleted and have been separately filed with the Securities and Exchange Commission.

Telephone: 216.689.3580/216.689.5277
Facsimile: 214.414.2623
Electronic Mail: margaret_a_vacca@keybank.com/madhu_pandya@keybank.com

UNION BANK OF CALIFORNIA, N.A.

Domestic/LIBOR Lending Office

Union Bank of California, N.A.
445 South Figueroa Street, 16th Floor
Los Angeles, California 90071

Account No.: [**Confidential Treatment Requested]
Ref: Cash America International, Inc.
Account Name: Wire Transfer Clearing
Attention: Commercial Loan Operations
ABA/CHIP#: 122-000-496

Credit Contact and L/C Issuer Contact

Union Bank of California, N.A.
445 South Figueroa Street, 16th Floor
Los Angeles, California 90071
Attn: Al Kelley

Telephone: 213.236.7756
Facsimile: 213.236.7636
Electronic Mail: al.kelley@uboc.com

Operations Contact

Union Bank of California, N.A.
601 Potrero Grande Drive
Monterey Park, California 91754
Attn: Ruby Gonzales


                                Schedule 10.02-6

[**Confidential Treatment Requested] indicates that portions of this document have been deleted and have been separately filed with the Securities and Exchange Commission.

Telephone: 323.720.2870
Facsimile: 323.724.6198
Electronic Mail: ruby.gonzales@uboc.com

THE HUNTINGTON NATIONAL BANK

Domestic/LIBOR Lending Office

The Huntington National Bank
2361 Morse Road
Columbus, Ohio 43229

Account No.: [**Confidential Treatment Requested]
Ref: Cash America International
Account Name: Special Processing
ABA#: 044000024

Credit Contact and L/C Issuer Contact

The Huntington National Bank
105 East Fourth Street, Suite 200A
Cincinnati, Ohio 45202
Attn: Cheryl L. Razon

Telephone: 513.762-5110
Facsimile: 513.762.1873
Electronic Mail: Cheryl.razon@huntington.com

Operations Contact

The Huntington National Bank
2361 Morse Road
Columbus, Ohio 43229
Attn: Amy L. Pierce


                                Schedule 10.02-7

[**Confidential Treatment Requested] indicates that portions of this document have been deleted and have been separately filed with the Securities and Exchange Commission.

Telephone: 614.480.1300
Facsimile: 614.480.2249
Electronic Mail: amy.l.pierce@huntington.com

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

Domestic/LIBOR Lending Office

First Tennessee Bank National Association
165 Madison Avenue
Memphis, Tennessee 38103

Account No.: [**Confidential Treatment Requested]
Account Name: Bank Secrecy
Ref: Cash America International, Inc.
ABA#: 084000026
Attention: Helen Lowder @336-725.3156

Credit Contact and L/C Issuer Contact

First Horizon Corp. Financial Services
15305 Dallas Parkway, Suite 300
Addison, Texas 75001
Attn: Steve Deaton, Senior Vice President

Telephone: 972.455.2858
Facsimile: 972.455.2859
Electronic Mail: srdeaton@ftb.com

Operations Contact

First Horizon Corp. Financial Services
301 North Main Street, Suite 2010
Winston-Salem, North Carolina 27101
Attn: Helen Lowder, Vice President

Telephone: 336.725.3156
Facsimile: 336.703.9784
Electronic Mail: hclowder@ftb.com


                                Schedule 10.02-8

[**Confidential Treatment Requested] indicates that portions of this document have been deleted and have been separately filed with the Securities and Exchange Commission.

SOUTHWEST BANK OF TEXAS, N.A.

Domestic/LIBOR Lending Office

Southwest Bank of Texas, N.A.
4400 Post Oak Parkway
Houston, Texas 77027

Account No.: [**Confidential Treatment Requested]
Account Name: Loan Administration
Ref: Cash America
ABA#: 113011258
Attention: Maxine Hunter

Credit Contact and L/C Issuer Contact

Southwest Bank of Texas, N.A.
1807 Ross Avenue, Suite 400
Dallas, Texas 75201
Attn: Melinda N. Jackson

Telephone: 214.754.9501
Facsimile: 214.754.9651
Electronic Mail: melindan@swbanktx.com

Operations Contact

Southwest Bank of Texas, N.A.
4400 Post Oak Parkway, RT709
Houston, Texas 77027
Attn: Maxine Hunter

Telephone: 713.232.6355
Facsimile: 713.693.7467
Electronic Mail: mhunter@swbanktx.com

BANK OF TEXAS, N.A.

Domestic/LIBOR Lending Office

Bank of Texas, N.A.
5956 Sherry Lane, Suite 1100
Dallas, Texas 75225

Account No.: Credit Texas Loans #1140581210


                                Schedule 10.02-9

[**Confidential Treatment Requested] indicates that portions of this document have been deleted and have been separately filed with the Securities and Exchange Commission.

Account Name: Cash America International, Inc.
Account Number: Final Credit 000006045
ABA#: 111014325

Credit Contact and L/C Issuer Contact

Bank of Texas, N.A.
5956 Sherry Lane, Suite 1100
Dallas, Texas 75225
Attn: Eric Kraft, Vice President

Telephone: 214.346.3913
Facsimile: 214.987.8892
Electronic Mail: ekraft@bokf.com

Operations Contact

Bank of Texas, N.A.
5956 Sherry Lane, Suite 1100
Dallas, Texas 75225
Attn: Debbie Galindo

Telephone: 214.346.3934
Facsimile: 214.987.8892
Electronic Mail: drivasgalindo@bokf.com

TEXAS CAPITAL BANK, N.A.

Domestic/LIBOR Lending Office

Texas Capital Bank, N.A.
1600 W. 7th Street, Suite 200
Fort Worth, Texas 76102

Account No.: 160020
Account Name: Cash America #8038
ABA#: 111017979

Credit Contact and L/C Issuer Contact

Texas Capital Bank, N.A.
1600 W. 7th Street, Suite 200
Fort Worth, TX 76102
Attn: Barry Kromann


                               Schedule 10.02-10

[**Confidential Treatment Requested] indicates that portions of this document have been deleted and have been separately filed with the Securities and Exchange Commission.

Telephone: 817.212.8326
Facsimile: 817.336.0553
Electronic Mail: barry.kromann@texascapitalbank.com

Operations Contact

Texas Capital Bank, N.A.
6060 North Central Expressway, Suite 800
Dallas, TX 75206
Attn: Amy Cavazos

Telephone: 214.706.6738
Facsimile: 214.706.6739
Electronic Mail: amy.cavazos@texascapitalbank.com


                               Schedule 10.02-11

[**Confidential Treatment Requested] indicates that portions of this document have been deleted and have been separately filed with the Securities and Exchange Commission.

                                                                       EXHIBIT A

                        FORM OF ASSIGNMENT AND ACCEPTANCE

     Reference is made to that certain First Amended and Restated Credit Agreement, dated as of February 24, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Cash America International, Inc., a Texas corporation (the "Borrower"), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, an L/C Issuer and Swing Line Lender.

     The assignor identified on the signature page hereto (the "Assignor") and the assignee identified on the signature page hereto (the "Assignee") agree as follows:

     1. (a) Subject to paragraph 11, effective as of the date specified on
Schedule 1 hereto (the "Effective Date"), the Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, the interest described on Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Agreement.

          (b) From and after the Effective Date, (i) the Assignee shall be a party under the Agreement and will have all the rights and obligations of a Lender for all purposes under the Loan Documents to the extent of the Assigned Interest and be bound by the provisions thereof, and (ii) the Assignor shall relinquish its rights and be released from its obligations under the Agreement to the extent of the Assigned Interest. The Assignor and/or the Assignee, as agreed by the Assignor and the Assignee, shall deliver, in immediately available funds, any applicable assignment fee required under Section 10.07(b) of the Agreement.

     2. On the Effective Date, the Assignee shall pay to the Assignor, in immediately available funds, an amount equal to the purchase price of the Assigned Interest as agreed upon by the Assignor and the Assignee.

     3. From and after the Effective Date, the Administrative Agent shall make all payments under the Agreement and the Notes, if any, in respect of the Assigned Interest (including all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Agreement and such Notes, if any, for periods prior to the Effective Date directly between themselves.

     4. The Assignor represents and warrants to the Assignee that:

          (a) The Assignor is the legal and beneficial owner of the Assigned Interest, and the Assigned Interest is free and clear of any adverse claim;

          (b) the Assigned Interest listed on Schedule 1 accurately and completely sets forth the Outstanding Amount of all Loans and L/C Obligations relating to the Assigned Interest as of the Effective Date;


                                   Exhibit A-1

          (c) it has the power and authority and the legal right to make, deliver and perform, and has taken all necessary action, to authorize the execution, delivery and performance of this Assignment and Acceptance, and any and all other documents delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment and Acceptance and the Loan Documents, and no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection in connection herewith or therewith; and

          (d) this Assignment and Acceptance constitutes the legal, valid and binding obligation of the Assignor.

     The Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Affiliates or the performance by the Borrower or any of its Affiliates of their respective obligations under the Loan Documents, and assumes no responsibility with respect to any statements, warranties or representations made under or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document other than as expressly set forth above.

     5. The Assignee represents and warrants to the Assignor and the Administrative Agent that:

          (a) the Assignee has received a copy of the Agreement, together with copies of the most recent financial statements of the Borrower delivered pursuant thereto;

          (b) it is an Eligible Assignee;

          (c) it has the full power and authority and the legal right to make, deliver and perform, and has taken all necessary action, to authorize the execution, delivery and performance of this Assignment and Acceptance, and any and all other documents delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment and Acceptance and the Loan Documents, and no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection in connection herewith or therewith;

          (d) this Assignment and Acceptance constitutes the legal, valid and binding obligation of the Assignee;

          (e) under applicable Laws no tax will be required to be withheld by the Administrative Agent or the Borrower with respect to any payments to be made to the Assignee hereunder or under any Loan Document, and unless otherwise indicated in the space opposite the Assignee's signature below, no tax forms described in Section 10.15 of the Agreement are required to be delivered by the Assignee; and

          (f) it has obtained and reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance. The Assignee has independently and without reliance upon


                                   Exhibit A-2
     the Assignor or the Administrative Agent and based on such information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance. The Assignee will, independently and without reliance upon the Administrative Agent or any Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement.

     6. The Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto.

     7. If either the Assignee or the Assignor desires a Note to evidence its Loans, it shall request the Administrative Agent to procure a Note from the Borrower.

     8. The Assignor and the Assignee agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance.

     9. This Assignment and Acceptance shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that the Assignee shall not assign its rights or obligations hereunder without the prior written consent of the Assignor and any purported assignment, absent such consent, shall be void.

     10. This Assignment and Acceptance may be executed by facsimile signatures with the same force and effect as if manually signed and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the state specified in the Section of the Agreement entitled "Governing Law."

     11. The effectiveness of the assignment described herein is subject to:

          (a) if such consent is required by the Agreement, receipt by the Assignor and the Assignee of the consent of the Administrative Agent, the L/C Issuer and the Swing Line Lender and/or the Borrower to the assignment described herein. By delivering a duly executed and delivered copy of this Assignment and Acceptance to the Administrative Agent, the Assignor and the Assignee hereby request any such required consent and request that the Administrative Agent register the Assignee as a Lender under the Agreement effective as of the Effective Date; and

          (b) receipt by the Administrative Agent of (or other arrangements acceptable to the Administrative Agent with respect to) any applicable assignment fee referred to in Section 10.07(b) of the Agreement and any tax forms required by Section 10.15 of the Agreement.

          By signing below, the Administrative Agent agrees to register the Assignee as a Lender under the Agreement, effective as of the Effective Date with respect to the


                                   Exhibit A-3

     Assigned Interest, and will adjust the registered Pro Rata Share of the Assignor under the Agreement to reflect the assignment of the Assigned Interest.

     12. Attached hereto as Schedule 2 is all contact, address, account and other administrative information relating to the Assignee.


                                   Exhibit A-4

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers.

                                        ASSIGNOR:

                                        [NAME OF ASSIGNOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ASSIGNEE:

[ ] Tax forms required by               [NAME OF ASSIGNEE]
Section 10.15 of the Agreement included


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

In accordance with and subject to
Section 10.07 of the Credit
Agreement, the undersigned consent to
the foregoing assignment as of the
Effective Date:

CASH AMERICA INTERNATIONAL, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


WELLS FARGO BANK, NATIONAL ASSOCIATION
as Administrative Agent, a L/C Issuer
and Swing Line Lender


By:
    ---------------------------------
Title:
       ------------------------------


                                   Exhibit A-5

                     SCHEDULE 1 TO ASSIGNMENT AND ACCEPTANCE

                              THE ASSIGNED INTEREST

EFFECTIVE DATE: _________

                      TYPE AND AMOUNT OF OUTSTANDING
ASSIGNED COMMITMENT        OBLIGATIONS ASSIGNED        ASSIGNED PRO RATA SHARE
-------------------   ------------------------------   -----------------------
$_______                       [type] $_____                    _____%


                                   Exhibit A-6

                    SCHEDULE 2 TO ASSIGNMENT AND ACCEPTANCE

                             ADMINISTRATIVE DETAILS

   (Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)


                                   Exhibit A-7

                                                                       EXHIBIT B

                         FORM OF COMPLIANCE CERTIFICATE

                                          Financial Statement Date:_____________

To: Wells Fargo Bank, National Association, as Administrative Agent, L/C Issuer and Swing Line Lender

Ladies and Gentlemen:

     Reference is made to that certain First Amended and Restated Credit Agreement, dated as of February 24, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Cash America International, Inc. (the "Borrower"), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, an L/C Issuer and Swing Line Lender.

     The undersigned Responsible Officer hereby certifies (in his representative capacity but not in his individual capacity) as of the date hereof that he/she is the ____________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following for fiscal YEAR-END financial statements]

     1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(b) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following for fiscal QUARTER-END financial statements]

     1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(a) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

     2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

     3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and


                                   Exhibit B-1

                                 [SELECT ONE:]

[TO THE BEST KNOWLEDGE OF THE UNDERSIGNED DURING SUCH FISCAL PERIOD, THE BORROWER PERFORMED AND OBSERVED EACH COVENANT AND CONDITION OF THE LOAN DOCUMENTS APPLICABLE TO IT.]

--or--

[THE FOLLOWING COVENANTS OR CONDITIONS HAVE NOT BEEN PERFORMED OR OBSERVED AND THE FOLLOWING IS A LIST OF EACH SUCH DEFAULT OR EVENT OF DEFAULT AND ITS NATURE AND STATUS:]

     4. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ___________, ___, _____.

                                        CASH AMERICA INTERNATIONAL, INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                   Exhibit B-2

        For the Quarter/Year ended ___________________ ("Statement Date")

                                   SCHEDULE 2
                          to the Compliance Certificate
                                  ($ in 000's)

I.   LEVERAGE RATIO - FOR DETERMINATION OF APPLICABLE RATE.

     A. Adjusted Funded Debt as of date of determination for the Borrower and its Subsidiaries on a consolidated basis:

          1.   Funded Debt:

               (a)  Without duplication, all obligations for borrowed money and    $_________
                    all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments:

               (b)  Without duplication, obligations in respect of earnout or      $_________
                    similar payments deemed earned and payable in cash or which may be payable in cash at the seller's or obligee's option and to the extent the same appears on Borrower's balance
                    sheet:

               (c)  Without duplication, obligations in respect of Capital         $_________
                    Leases and Synthetic Lease Obligations:

               (d)  Without duplication, any Receivables Facility Attributed       $_________
                    Indebtedness:

               (e)  Without duplication, obligations in respect of any             $_________
                    Redeemable Stock:

               (f)  Funded Debt (Lines I.A.1(a) + (b) + (c) + (d) + (e)):          $_________

          2.   Adjusted Funded Debt:

               (a)  Funded Debt (from Line I.A.1(f) above):                        $_________

               (b)  Cash on Hand:                                                  $_________

               (c)  Adjusted Funded Debt (Line I.A.2(a) - (b)):                    $_________


                                  Exhibit B-3

     B. Adjusted EBITDA for the period of the four consecutive fiscal quarters ending on such date (the "Subject Period"):

          1.   EBITDA:

               (a)  Net Income for the Subject Period (excluding therefrom, to     $_________
                    the extent included in determining Net Income, the income or loss of any Person (other than a Subsidiary) of which the
                    Borrower or any Subsidiary owns Capital Stock, except to the extent of the amount of Dividends or other distributions
                    actually paid to the Borrower or any Subsidiaries during
                    such period:

               (b)  Without duplication and to the extent deducted in Net          $_________
                    Income, Interest Expense for the Subject Period:

               (c)  Without duplication and to the extent deducted in Net          $_________
                    Income, federal, state, local and foreign income and
                    franchise taxes of the Borrower and its Subsidiaries for the
                    Subject Period:

               (d)  Without duplication and to the extent deducted in Net          $_________
                    Income, depreciation and amortization expenses of the
                    Borrower and its Subsidiaries and other non-cash charges of the Borrower and its Subsidiaries for the Subject Period:

               (e)  Without duplication and to the extent included in Net          $_________
                    Income, extraordinary gains and extraordinary non-cash
                    credits of the Borrower and its Subsidiaries for the Subject
                    Period:

               (f)  EBITDA (Lines I.B.1(a) + (b) + (c) + (d) - (e)):               $_________

          2.   Adjusted EBITDA for the Subject Period:

               (a)  EBITDA (from Line I.B.1(f) above):                             $_________

               (b)  Any non-cash gain or loss recognized on the income statement   $_________
                    from derivative and currency value fluctuations during the
                    Subject Period:


                                  Exhibit B-4

               (c)  Upon the acquisition of any assets or Persons permitted by     $_________
                    Section 7.03 which generate EBITDA (whether positive or
                    negative), the actual trailing 12 month EBITDA of the
                    acquired assets or Person, as the case may be with
                    adjustments as provided in Article 11, Regulation S-X of the
                    Securities Act:

               (d)  Upon the disposition of any assets or Persons permitted by     $_________
                    Section 7.05 hereof which generate EBITDA (whether positive or negative), the actual trailing 12 month EBITDA of the
                    disposed assets or Person, as the case may be with
                    adjustments as provided in Article 11, Regulation S-X of the
                    Securities Act:

               (e)  Adjusted EBITDA (Line I.B.2(a) - (b) + (c) - (d)):             $_________

     C.   Leverage Ratio (Line I.A.2(c) / Line I.B.2(e)):                           _____ to 1

II.  SECTION 7.06 - LIMITATION ON RESTRICTED PAYMENTS.

     A.   Cumulative Net Income after the Closing Date:                            $_________

     B.   Actual amount of Dividends and scheduled principal payments on           $_________
          Subordinated Debt in existence as of the Closing Date during term of
          Agreement:

     C.   Maximum aggregate amount of Dividends and scheduled principal payments   $_________
          on Subordinated Debt during term of Agreement: ($16,500,000 + 50% of
          Line II.A.):

III. SECTION 7.18(A) - MAXIMUM LEVERAGE RATIO.

     A.   Leverage Ratio (Line I.C.):                                               _____ to 1.00

     B.   Maximum Allowed at the end of any fiscal quarter:                         2.75 to 1.00

IV.  SECTION 7.18(B) - MINIMUM FIXED CHARGE COVERAGE RATIO.

     A.   Adjusted EBITDA for the Subject Period (Line I.B.2(e)):                  $_________

     B.   Rent and lease expense for the Subject Period:                           $_________

     C.   Interest Expense whether paid or accrued (including the interest         $_________
          component of Capital Leases), of the Borrower and Subsidiaries as it
          appears on the consolidated income statement of the Borrower and its consolidated Subsidiaries for the Subject Period:


                                  Exhibit B-5

     D.   All scheduled payments on Funded Debt (specifically excluding any        $_________
          unscheduled mandatory or optional prepayments on Funded Debt) for the
          Subject Period:

     E.   Rent and lease expense for the Subject Period:                           $_________

     F.   Fixed Charge Coverage Ratio ((Lines IV.A. + B.) / (Lines IV.C. + D. +     _____ to 1
          E.)):

     G.   Minimum required at the end of any fiscal quarter:                        1.75 to 1

V.   SECTION 7.18(E) -- MINIMUM NET WORTH.

     A.   Net Income after September 30, 2004 (with no deduction for net losses    $_________
          during any period):

     B.   Net Proceeds received by the Borrower and its Subsidiaries from the      $_________
          issuance and sale of Capital Stock of the Borrower or any Subsidiary
          (other than issuance to the Borrower or a wholly-owned Subsidiary), including any conversion of debt securities of the Borrower into such
          Capital Stock after September 30, 2004:

     C.   Net Worth (Line V.A.1(c)):                                               $_________

     D.   Minimum Net Worth ($270,000,000 + (50% x Line V.A) + Line V.B):          $_________


                                  Exhibit B-6

                                                                       EXHIBIT C

                                    GUARANTY

     GUARANTY (this "Guaranty"), dated as of February 24, 2005, made by each of the parties listed on the signature pages hereof (collectively, the "Guarantors", and each, a "Guarantor"), in favor of the Guarantied Parties referred to below.

                                   WITNESSETH:

     WHEREAS, Cash America International, Inc., a Texas corporation (the "Borrower"), has entered into a First Amended and Restated Credit Agreement, dated as of February 24, 2005, among the Lenders party thereto, and Wells Fargo Bank, National Association, as the Administrative Agent, Swing Line Lender and an L/C Issuer (hereinafter, the "Administrative Agent") for the Lenders (said First Amended and Restated Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", and capitalized terms not defined herein but defined therein being used herein as therein defined); and

     WHEREAS, the Borrower and each of the Guarantors are members of the same consolidated group of companies and are engaged in operations which require financing on a basis in which credit can be made available from time to time to the Borrower and the Guarantors, and the Guarantors will derive direct and indirect economic benefit from the Revolving Loans, Swing Line Loans and Letters of Credit under the Credit Agreement; and

     WHEREAS, it is a condition precedent to the obligation of the Lenders to make Revolving Loans, Swing Line Loans and issue Letters of Credit under the Credit Agreement that the Guarantors shall have executed and delivered this Guaranty; and

     WHEREAS, the Lenders, the Administrative Agent and any Affiliate of any Lender entering into an Affiliated IRP Agreement (provided that such Lender was a Lender at the time such Affiliated IRP Agreement was entered into) with the Borrower or any Affiliate of the Borrower are herein referred to as the "Guarantied Parties";

     NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make Revolving Loans, Swing Line Loans and issue Letters of Credit the Guarantors hereby agree as follows:

     SECTION 1. Guaranty. The Guarantors hereby jointly and severally unconditionally and irrevocably guarantee the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise, of, and the performance of, (a) the Obligations, whether now or hereafter existing and whether for principal, interest, fees, expenses or otherwise, (b) all Interest Rate Protection Obligations, (c) any and all reasonable out-of-pocket expenses (including, without limitation, reasonable expenses and reasonable counsel fees and expenses of the Administrative Agent and the Lenders) incurred by any of the Guarantied Parties in enforcing any rights under this Guaranty and (d) all present and future amounts that would become due but for the operation of any provision of Debtor Relief Laws, and all present and future accrued and unpaid interest, including, without limitation, all post-petition interest if the Borrower or any


                                  Exhibit C-1

Guarantor voluntarily or involuntarily becomes subject to any Debtor Relief Laws (the items set forth in clauses (a), (b), (c) and (d) immediately above being herein referred to as the "Guarantied Obligations"). Upon failure of the Borrower to pay any of the Guarantied Obligations when due after the giving by the Administrative Agent and/or the Lenders of any notice and the expiration of any applicable cure period in each case provided for in the Credit Agreement, other Loan Documents and Affiliated IRP Agreements (whether at stated maturity, by acceleration or otherwise), the Guarantors hereby further jointly and severally agree to promptly pay the same after the Guarantors' receipt of notice from the Administrative Agent of the Borrower's failure to pay the same, without any other demand or notice whatsoever, including without limitation, any notice having been given to any Guarantor of either the acceptance by the Guarantied Parties of this Guaranty or the creation or incurrence of any of the Guarantied Obligations. This Guaranty is an absolute guaranty of payment and performance and not a guaranty of collection, meaning that it is not necessary for the Guarantied Parties, in order to enforce payment by the Guarantors, first or contemporaneously to accelerate payment of any of the Guarantied Obligations, to institute suit or exhaust any rights against any Loan Party, or to enforce any rights against any collateral. Notwithstanding anything herein, in any other Loan Document or in any Affiliated IRP Agreement to the contrary, in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Section 1 would otherwise, taking into account the provisions of Section 10 hereof, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Section 1, then the amount of such liability shall, without any further action by such Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

     SECTION 2. Guaranty Absolute. Each Guarantor guaranties that the Guarantied Obligations will be paid strictly in accordance with the terms of the Credit Agreement, the Notes, the other Loan Documents and the Affiliated IRP Agreements, without set-off or counterclaim, and regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Guarantied Parties with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

     (a) any lack of validity or enforceability of any provision of any other Loan Document or any Affiliated IRP Agreement or any other agreement or instrument relating to any Loan Document or any Affiliated IRP Agreement, or avoidance or subordination of any of the Guarantied Obligations;

     (b) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Guarantied Obligations, or any other amendment or waiver of any term of, or any consent to departure from any requirement of, the Credit Agreement, the Notes, any of the other Loan Documents or any Affiliated IRP Agreement;

     (c) any exchange, release or non-perfection of any Lien on any collateral for, or any release of any other Loan Party or amendment or waiver of any term of any other guaranty of, or


                                   Exhibit C-2
any consent to departure from any requirement of any other guaranty of, all or any of the Guarantied Obligations;

     (d) the absence of any attempt to collect any of the Guarantied Obligations from the Borrower or from any other Loan Party or any other action to enforce the same or the election of any remedy by any of the Guarantied Parties;

     (e) any waiver, consent, extension, forbearance or granting of any indulgence by any of the Guarantied Parties with respect to any provision of any other Loan Document or any Affiliated IRP Agreement;

     (f) the election by any of the Guarantied Parties in any proceeding under any Debtor Relief Law;

     (g) any borrowing or grant of a security interest by the Borrower or any other Loan Party, as debtor-in-possession, under any Debtor Relief Law; or

     (h) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Borrower or any Guarantor other than payment or performance of the Guarantied Obligations.

     SECTION 3. Waiver.

     (a) Each Guarantor hereby (i) waives (A) promptness, diligence, notice of acceptance and any and all other notices, including, without limitation, notice of intent to accelerate and notice of acceleration, with respect to any of the Guarantied Obligations or this Guaranty, (B) any requirement that any of the Guarantied Parties protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral, (C) the filing of any claim with a court in the event of receivership or bankruptcy of the Borrower or any other Person, (D) except as otherwise provided herein, protest or notice with respect to nonpayment of all or any of the Guarantied Obligations, (E) the benefit of any statute of limitation, (F) all demands whatsoever (and any requirement that demand be made on the Borrower or any other Person as a condition precedent to such Guarantor's obligations hereunder), (G) all rights by which any Guarantor might be entitled to require suit on an accrued right of action in respect of any of the Guarantied Obligations or require suit against the Borrower or any other Guarantor or Person, whether arising pursuant to Section 34.02 of the Texas Business and Commerce Code, as amended, Section 17.001 of the Texas Civil Practice and Remedies Code, as amended, Rule 31 of the Texas Rules of Civil Procedure, as amended, or otherwise, (H) any defense based upon an election of remedies by any Guarantied Party, or (I) notice of any events or circumstances set forth in clauses (a) through (h) of Section 2 hereof; and (ii) covenants and agrees that, except as otherwise agreed by the parties, this Guaranty will not be discharged except by complete payment and performance of the Guarantied Obligations and any other obligations of such Guarantor contained herein.

     (b) If, in the exercise of any of its rights and remedies, any of the Guarantied Parties shall forfeit any of its rights or remedies, including, without limitation, its right to enter a deficiency judgment against the Borrower or any other Person, whether because of any


                                   Exhibit C-3

Applicable Law pertaining to "election of remedies" or the like, each Guarantor hereby consents to such action by such Guarantied Party and waives any claim based upon such action. Any election of remedies which results in the denial or impairment of the right of such Guarantied Party to seek a deficiency judgment against the Borrower shall not impair the obligation of such Guarantor to pay the full amount of the Guarantied Obligations or any other obligation of such Guarantor contained herein.

     (c) In the event any of the Guarantied Parties shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or under any of the Loan Documents, to the extent not prohibited by Applicable Law, such Guarantied Party may bid all or less than the amount of the Guarantied Obligations and the amount of such bid, if successful, need not be paid by such Guarantied Party but shall be credited against the Guarantied Obligations.

     (d) Each Guarantor agrees that notwithstanding the foregoing and without limiting the generality of the foregoing if, after the occurrence and during the continuance of an Event of Default, the Guarantied Parties are prevented by Applicable Law from exercising their respective rights to accelerate the maturity of the Guarantied Obligations, to collect interest on the Guarantied Obligations, or to enforce or exercise any other right or remedy with respect to the Guarantied Obligations, or the Administrative Agent is prevented from taking any action to realize on any collateral, such Guarantor agrees to pay to the Administrative Agent for the account of the Guarantied Parties, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Guarantied Parties.

     (e) Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and of each other Loan Party, and of all other circumstances bearing upon the risk of nonpayment of the Guarantied Obligations or any part thereof, that diligent inquiry would reveal. Each Guarantor hereby agrees that the Guarantied Parties shall have no duty to advise any Guarantor of information known to any of the Guarantied Parties regarding such condition or any such circumstance. In the event that any of the Guarantied Parties in their sole discretion undertakes at any time or from time to time to provide any such information to any Guarantor, such Guarantied Party shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which, pursuant to accepted or reasonable banking or commercial finance practices, such Guarantied Party wishes to maintain as confidential, or (iii) to make any other or future disclosures of such information or any other information to such Guarantor.

     (f) Each Guarantor consents and agrees that the Guarantied Parties shall be under no obligation to marshal any assets in favor of any Guarantor or otherwise in connection with obtaining payment of any or all of the Guarantied Obligations from any Person or source.

     SECTION 4. Representations and Warranties. Each Guarantor hereby represents and warrants to the Guarantied Parties that the representations and warranties set forth in Article 5 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party are true and correct in all material respects in the manner specified in the Credit Agreement and the Guarantied Parties shall be entitled to rely on each of them as if they were fully set forth herein.


                                   Exhibit C-4

     SECTION 5. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by any Guarantor herefrom shall in any event be effective unless the same shall be in writing, approved by the Required Lenders (or by all the Lenders where the approval of each Lender is required under the Credit Agreement) and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 6. Addresses for Notices. All notices and other communications provided for hereunder shall be effectuated in the manner provided for in
Section 10.02 of the Credit Agreement, provided that if a notice or communication hereunder is sent to a Guarantor, said notice shall be addressed to such Guarantor, in care of the Borrower.

     SECTION 7. No Waiver; Remedies.

     (a) No failure on the part of any Guarantied Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law, any of the other Loan Documents or any Affiliated IRP Agreement.

     (b) No waiver by the Guarantied Parties of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by any of the Guarantied Parties permitted hereunder shall in way affect or impair any of the rights of the Guarantied Parties or the obligations of any Guarantor under this Guaranty or under any of the other Loan Documents or any Affiliated IRP Agreement, except as specifically set forth in any such waiver. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest or other amount constituting any of the Guarantied Obligations shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.

     SECTION 8. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default under the Credit Agreement, each of the Guarantied Parties is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set-off and apply any and all deposits (general or special (except trust and escrow accounts), time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Guarantied Party to or for the credit or the account of each Guarantor against any and all of the obligations of each Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not such Guarantied Party shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured; provided, however, such Guarantied Party shall promptly notify such Guarantor and the Borrower after such set-off and the application made by such Guarantied Party. The rights of each Guarantied Party under this Section 8 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Guarantied Party may have.

     SECTION 9. Continuing Guaranty; Transfer of Notes. This Guaranty is a continuing guaranty and shall remain in full force and effect until the Release Date, (ii) be binding upon


                                   Exhibit C-5
each Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Guarantied Parties and their respective successors, transferees, and permitted assigns. Without limiting the generality of the foregoing clause (iii), each of the Guarantied Parties may assign or otherwise transfer any Note held by it or the Guarantied Obligations owed to it to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Guarantied Party herein or otherwise with respect to such of the Notes and the Guarantied Obligations so transferred or assigned, subject, however, to compliance with the provisions of Section
10.07 of the Credit Agreement in respect of assignments. No Guarantor may assign any of its obligations under this Guaranty without first obtaining the written consent of the Lenders as set forth in the Credit Agreement.

     SECTION 10. Reimbursement. To the extent that any Guarantor shall be required to repay a portion of the Revolving Loans, Swing Line Loans and L/C Borrowings which shall exceed the greater of (a) the amount of such Revolving Loans, Swing Line Loans and L/C Borrowings actually received by such Guarantor and (b) the amount which such Guarantor would otherwise have paid if such Guarantor had repaid the aggregate amount of such Revolving Loans, Swing Line Loans and L/C Borrowings (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor's net worth immediately after the later of the Closing Date or the date such Guarantor becomes a party to this Guaranty bears to the aggregate net worth of the Guarantors (calculated for each Guarantor based on such Guarantor's net worth immediately after the later of the Closing Date or the date such Guarantor becomes a party to this Guaranty), then such Guarantor, at such Guarantor's option, shall be reimbursed by the other Guarantors for the amount of such excess, pro rata, based on their respective net worth immediately after the Closing Date or the date such Guarantor becomes a party to this Guaranty, as applicable. This Section 10 is intended only to define the relative rights of the Guarantors, and nothing set forth in this
Section 10 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay to the Guarantied Parties the Guarantied Obligations as and when the same shall become due and payable in accordance with the terms hereof.

     SECTION 11. Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against any Loan Party for liquidation or reorganization, should any Loan Party become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Loan Party's assets, and shall, to the fullest extent permitted by Applicable Law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guarantied Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligees of the Guarantied Obligations or such part thereof, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guarantied Obligations shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     SECTION 12. GOVERNING LAW.

     (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS APPLICABLE TO


                                   Exhibit C-6

AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT EACH PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) The parties hereto agree that Chapter 346 (other than 346.004) of the Texas Finance Code (which regulates certain revolving credit accounts and revolving tri-party accounts) shall not apply to Loans under this Agreement.

     (c) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS COUNTY, TEXAS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS (DALLAS DIVISION), AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR, THE BORROWER AND EACH GUARANTIED PARTY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GUARANTOR, THE BORROWER AND EACH GUARANTIED PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH GUARANTOR, THE BORROWER AND EACH GUARANTIED PARTY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

     SECTION 13. Waiver of Jury Trial. EACH PARTY TO THIS GUARANTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     SECTION 14. Section Titles. The Section titles contained in this Guaranty are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Guaranty.

     SECTION 15. Execution in Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same Guaranty.


                                   Exhibit C-7

     SECTION 16. Miscellaneous. All references herein to the Borrower or to any Guarantor shall include their respective successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession of or for the Borrower or such Guarantor. All references to the singular shall be deemed to include the plural where the context so requires.

     SECTION 17. Subrogation and Subordination.

     (a) Subrogation. Notwithstanding any reference to subrogation contained herein to the contrary, until the Release Date, each Guarantor hereby irrevocably waives any claim or other rights which it may have or hereafter acquire against the Borrower that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of any Lender against the Borrower or any collateral which any Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statutes or common law, including without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Guarantied Obligations shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Lenders, and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section 17(a) is knowingly made in contemplation of such benefits.

     (b) Subordination. All debt and other liabilities of the Borrower to any Guarantor ("Borrower Debt") are expressly subordinate and junior to the Guarantied Obligations and any instruments evidencing the Borrower Debt to the extent provided below.

          (i) Until the Release Date, each Guarantor agrees that it will not request, demand, accept, or receive (by set-off or other manner) any payment amount, credit or reduction of all or any part of the amounts owing under the Borrower Debt or any security therefor, except as specifically allowed pursuant to clause (ii) below;

          (ii) Notwithstanding the provisions of clause (i) above, the Borrower may pay to the Guarantors and the Guarantors may receive and retain from the Borrower payments on the Borrower Debt, provided that the Borrower's right to pay and the Guarantors' right to receive any such amount shall automatically and be immediately suspended and cease (A) upon the occurrence and during the continuance of an Event of Default or (B) if, after taking into account the effect of such payment, a Default would occur and be continuing. The Guarantors' right to receive amounts under this clause (ii) (including any amounts which theretofore may have been suspended) shall automatically be reinstated at such time as the Event of Default which was the basis of such suspension has been cured or waived (provided that no subsequent Event of Default has occurred) or such earlier date,


                                   Exhibit C-8
     if any, that the Administrative Agent gives notice to the Guarantors of reinstatement by the Required Lenders, in the Required Lenders' sole discretion;

          (iii) If any Guarantor receives any payment on the Borrower Debt in violation of this Guaranty, such Guarantor will hold such payment in trust for the Lenders and will immediately deliver such payment to the Administrative Agent; and

          (iv) In the event of the commencement or joinder of any suit, action or proceeding of any type (judicial or otherwise) or proceeding under any Debtor Relief Law (an "Insolvency Proceeding"), the Guarantied Obligations shall first be paid, discharged and performed in full before any payment or performance is made upon the Borrower Debt notwithstanding any other provisions which may be made in such Insolvency Proceeding. In the event of any Insolvency Proceeding, each Guarantor will at any time prior to the payment in full of the Guarantied Obligations on the Maturity Date (A) file, at the request of any Guarantied Party, any claim, proof of claim or similar instrument necessary to enforce the Borrower's obligation to pay the Borrower Debt, and (B) hold in trust for and pay to the Guarantied Parties any and all monies, obligations, property, stock dividends or other assets received in any such proceeding on account of the Borrower Debt in order that the Guarantied Parties may apply such monies or the cash proceeds of such other assets to the Guarantied Obligations.

     SECTION 18. Guarantor Insolvency. Should any Guarantor voluntarily seek, consent to, or acquiesce in the benefits of any Debtor Relief Law or become a party to or be made the subject of any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of any Guarantied Party granted hereunder, then, the obligations of such Guarantor under this Guaranty shall be, as between such Guarantor and such Guarantied Party, a fully-matured, due, and payable obligation of such Guarantor to such Guarantied Party (without regard to whether the Borrower is then in default under the Credit Agreement or any Affiliated IRP Agreement or whether any part of the Guarantied Obligations is then due and owing by the Borrower to such Guarantied Party), payable in full by such Guarantor to such Guarantied Party upon demand, which shall be the estimated amount owing in respect of the contingent claim created hereunder.

     SECTION 19. Rate Provision. It is not the intention of any Guarantied Party to make an agreement violative of the laws of any applicable jurisdiction relating to usury. Regardless of any provision in this Guaranty, no Guarantied Party shall ever be entitled to contract, charge, receive, collect or apply, as interest on the Guarantied Obligations, any amount in excess of the Highest Lawful Rate. In no event shall any Guarantor be obligated to pay any amount in excess of the Highest Lawful Rate. If from any circumstance the Administrative Agent or any Guarantied Party shall ever receive, collect or apply anything of value deemed excess interest under Applicable Law, an amount equal to such excess shall be applied to the reduction of the principal amount of outstanding Revolving Loans, Swing Line Loans, L/C Borrowings and any remainder shall be promptly refunded to the payor. In determining whether or not interest paid or payable with respect to the Guarantied Obligations, under any specified contingency, exceeds the Highest Lawful Rate, the Guarantors and the Guarantied Parties shall, to the maximum extent permitted by Applicable Law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) amortize, prorate, allocate and spread the total amount of


                                   Exhibit C-9
interest throughout the full term of such Guarantied Obligations so that the interest paid on account of such Guarantied Obligations does not exceed the Highest Lawful Rate and/or (c) allocate interest between portions of such Guarantied Obligations; provided that if the Guarantied Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, the Guarantied Parties shall refund to the payor the amount of such excess or credit the amount of such excess against the total principal amount owing, and, in such event, no Guarantied Party shall be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Highest Lawful Rate.

     SECTION 20. Severability. Any provision of this Guaranty which is for any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability, without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 21. ENTIRE AGREEMENT. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     SECTION 22. Conflicts. If in the event of a conflict between the terms and conditions of this Guaranty and the terms and conditions of the Credit Agreement, the terms and conditions of the Credit Agreement shall control.

     SECTION 23. Taxes.

     (a) Any and all payments by any Guarantor to or for the account of any Guarantied Party under this Guaranty, any other Loan Document or any Affiliated IRP Agreement shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of any Guarantied Party, taxes imposed on or measured by its net income, and franchise taxes imposed on it by the jurisdiction (or any political subdivision thereof) under the Laws of which such Guarantied Party is organized or maintains a lending office or any other jurisdictions in which such Guarantied Party transacts business (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If any Guarantor shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under this Guaranty or any other Loan Document to any Guarantied Party,
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), such Guarantied Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions, (iii) such Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, such Guarantor shall furnish to the Administrative


                                  Exhibit C-10

Agent (which shall forward the same to such Guarantied Party) the original or a certified copy of a receipt evidencing payment thereof.

     (b) If any Guarantor shall be required to deduct or pay any Taxes from or in respect of any sum payable under this Guaranty, any other Loan Document or any Affiliated IRP Agreement to any Guarantied Party, such Guarantor shall also pay to the Administrative Agent (for the account of such Guarantied Party) or to such Guarantied Party, at the time interest on the Obligations is paid, such additional amount that such Guarantied Party specifies as necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Guarantied Party would have received if such Taxes had not been imposed.

                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK


                                  Exhibit C-11

     IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer on the date first above written.

                                        [GUARANTOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        [GUARANTOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                  Exhibit C-12

                                                                       EXHIBIT D

                           FORM OF REVOLVING LOAN NOTE

$________________                                              February 24, 2005

     FOR VALUE RECEIVED, CASH AMERICA INTERNATIONAL, INC., a Texas corporation (the "Borrower"), hereby promises to pay to the order of ___________________________ (the "Lender"), on the Maturity Date (as defined in the First Amended and Restated Credit Agreement referred to below) the principal amount of __________________ Dollars ($____________), or such lesser principal amount of Revolving Loans (as defined in such First Amended and Restated Credit Agreement) due and payable by the Borrower to the Lender on the Maturity Date under that certain First Amended and Restated Credit Agreement, dated as of February 24, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, an L/C Issuer and Swing Line Lender.

     The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

     This Note is one of the Revolving Loan Notes referred to in the Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Upon the occurrence of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.

     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, intent to accelerate, acceleration, dishonor and non-payment of this Note.


                                   Exhibit D-1

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

                                        CASH AMERICA INTERNATIONAL, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                   Exhibit D-2

                REVOLVING LOANS AND PAYMENTS WITH RESPECT THERETO

                                                           AMOUNT OF     OUTSTANDING
                                                          PRINCIPAL OR    PRINCIPAL
       TYPE OF LOAN   AMOUNT OF LOAN   END OF INTEREST   INTEREST PAID   BALANCE THIS
DATE       MADE            MADE             PERIOD         THIS DATE         DATE       NOTATION MADE BY
----   ------------   --------------   ---------------   -------------   ------------   ----------------



                                   Exhibit D-3

                                                                       EXHIBIT E

                          FORM OF REVOLVING LOAN NOTICE

                                                        Date: ___________, _____

To: Wells Fargo Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

     Reference is made to that certain First Amended and Restated Credit Agreement, dated as of February 24 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Cash America International, Inc. (the "Borrower"), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, an L/C Issuer and Swing Line Lender.

     The undersigned hereby requests (select one):

     [ ]  A Borrowing of Revolving Loans

     [ ]  A conversion or continuation of Revolving Loans

     1.   On ______________ (a Business Day).

     2.   In the amount of $_____________.

     3.   Comprised of _________________________.
                       [Type of Revolving Loan requested]

     4. For Eurodollar Rate Loans: with an Interest Period of _____ days/months.

     [The Revolving Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement.]

                                        CASH AMERICA INTERNATIONAL, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                  Exhibit E-1

                                                                       EXHIBIT F

                             FORM OF SWING LINE NOTE

$10,000,000.00                                                 February 24, 2005

     FOR VALUE RECEIVED, Cash America International, Inc., a Texas corporation (the "Borrower"), hereby promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Swing Line Lender"), on the date when due in accordance with the First Amended and Restated Credit Agreement referred to below, the aggregate principal amount of each Swing Line Loan from time to time made by the Swing Line Lender to the Borrower under that certain First Amended and Restated Credit Agreement, dated as of February 24, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, an L/C Issuer and Swing Line Lender.

     The Borrower promises to pay interest on the unpaid principal amount of each Swing Line Loan from the date of such Swing Line Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.

     All payments of principal and interest shall be made to the Swing Line Lender in Dollars in immediately available funds at its Lending Office.

     If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

     This Note is the Swing Line Note referred to in the Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. This Note is also entitled to the benefits of the Guaranty. Upon the occurrence of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Swing Line Loans made by the Swing Line Lender shall be evidenced by one or more loan accounts or records maintained by Swing Line Lender in the ordinary course of business. The Swing Line Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of the Swing Line Loans and payments with respect thereto.

     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, intent to accelerate, acceleration, dishonor and non-payment of this Note.


                                   Exhibit F-1

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

                                        CASH AMERICA INTERNATIONAL, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                   Exhibit F-2

               SWING LINE LOANS AND PAYMENTS WITH RESPECT THERETO

                              AMOUNT OF PRINCIPAL OR   OUTSTANDING PRINCIPAL
DATE   AMOUNT OF LOAN MADE   INTEREST PAID THIS DATE     BALANCE THIS DATE      NOTATION MADE BY
----   -------------------   -----------------------   ---------------------    ----------------



                                   Exhibit F-3

                                                                       EXHIBIT G

                         FORM OF SWING LINE LOAN NOTICE

                                                        Date: ___________, _____

To:  Wells Fargo Bank, National Association, as Swing Line Lender
     Wells Fargo Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

     Reference is made to that certain First Amended and Restated Credit Agreement, dated as of February 24, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Cash America International, Inc. (the "Borrower"), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, an L/C Issuer and Swing Line Lender.

     The undersigned hereby requests a Swing Line Loan:

     1.   On ______________ (a Business Day).

     2.   In the amount of $______________.

     The Swing Line Borrowing requested herein complies with the requirements of the first proviso to the first sentence of Section 2.04(a) of the Agreement.

                                        CASH AMERICA INTERNATIONAL, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                   Exhibit G-1

                                                                       EXHIBIT H

                          FORM OF OFFICER'S CERTIFICATE

To: Wells Fargo Bank, National Association, as Administrative Agent under the Agreement defined below

Ladies and Gentlemen:

     Reference is made to that certain First Amended and Restated Credit Agreement, dated as of February 24, 2005 (as amended, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined), among Cash America International, Inc. (the "Borrower"), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative agent, an L/C Issuer and Swing Line Lender.

     The undersigned, _____________________________________, chief executive officer of the Borrower, hereby certifies as of the date hereof that (a) he is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and (b) to the best of his knowledge after due inquiry and investigation, each Loan Party is in compliance with all Laws (including, without limitation, all federal and state registrations required by any anti-money laundering Laws), except to the extent that the failure to do so could not, individually or in the aggregate, be expected to have a Material Adverse Effect.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _____________________, _____.

                                        CASH AMERICA INTERNATIONAL, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                   Exhibit H-1